DATED 2ND JULY 1998




                      JE BARLOW AND OTHERS       (1)

                      NIM HOLDINGS LIMITED       (2)

                     BERRY PLASTICS CORPORATION  (3)



         ___________________________________________

             AGREEMENT FOR THE SALE AND PURCHASE
                          OF THE ENTIRE ISSUED
                       SHARE CAPITAL OF
              NORWICH INJECTION MOULDERS LIMITED
         ______________________________________________





                        CONFORMED COPY




Ref: MO2/18485.2.1
Browne Jacobson
Aldwych House
81 Aldwych
London
WC2B 4HN

Telephone: (0171) 404 1546
Fax: (0171) 836 3882
DX: 37960 Kingsway
Email : info@brownej.co.uk

                                  INDEX

              CLAUSES                                                 PAGE NO.

1.             Interpretation                                              1
  2.           Sale and Purchase                                           7
  3.           Consideration                                               8
  4.           Completion                                                  9
  5.           Warranties                                                 11
  6.           Restrictive Covenants                                      13
  7.           Guarantee                                                  15
  8.           Costs                                                      16
  9.           Announcements                                              16
  10.          Interest                                                   16
  11.          Notices                                                    16
  12.          General                                                    18
  13.          Governing Law                                              19


               SCHEDULES
  1.           The Vendors                                                  20
  2.           Details of the Company                                       22
  3.           Particulars of the Property                                  24
  4.           Warranties:

               1.      Schedules 1 & 2; Capital                             26
                2.      Accounts                                             26
                3.      Vendors' Capacity                                    27
                4.      Insiders' Interests                                  27
                5.      Information Supplied                                 28
                6.      Records                                              28
                7.      Debtors                                              28
                8.      Stocks                                               28
                9.      Plant and  the Computer System                       29
               10.      Intellectual Property                                31
               11.      Property                                             32
               12.      Employees                                            37
               13.      Pensions                                             39
               14.      Contracts and Customers                              41
               15.      Insurance                                            44
               16.      Finance and Working Capital                          44
               17.      Company Law and Authorities                          45
               18.      Insolvency, etc.                                     45
               19.      Legal Compliance                                     46
               20.      Licences                                             47
               21.      Default                                              47
               22.      Litigation                                           47
               23.      Events since the Accounts Date                       47
               24.      Effects of this Agreement                            49
               25.      Taxation                                             49
               26.      Environment                                          55
  5.           Form of Resignations                                         58
  6.           Form of Acknowledgement                                      59
  7.           Form of Power of Attorney                                    60
  8.           Tax Covenant                                                 62
9              Adjustment of Consideration                                  80
10             Provision Regarding Retention Fund                           84
11             Limitation of Liability                                      86
12             Provisions regarding NAV Escrow                              89
13             Covenant  relating  to  Asbestos  related                    91
               claims


DATE:  2nd July 1998

PARTIES:

(1)  THE PERSONS whose names and addresses are set out in Schedule 1

(2) NIM HOLDINGS LIMITED (3558202) whose registered office is at Aldwych House, 81 Aldwych, London WC2B 4HN

(3) BERRY PLASTICS CORPORATION, a Delaware corporation of 101 Oakley Street, Evansville, Indiana, 47710 0959, USA

IT IS AGREED as follows:

1    INTERPRETATION

In this Agreement (including the Schedules):

     1.1 the following words and expressions shall have the following meanings:

          EXPRESSION                                   MEANING

               "Accounting Standards"              all  Statements  of  Standard  Accounting Practice
                                                   adopted  and  all  Financial  Reporting  Standards
                                                   issued by the Accounting Standards  Board  or such
                                                   body as may be prescribed under section 256(1)  of
                                                   the Companies Act

               "Accounts"                          the Company's audited balance sheet as at, and the
                                                   profit  and  loss  account  for the financial year
                                                   ended  on,  the  Accounts Date together  with  the
                                                   directors' report, the auditors' report, cash flow
                                                   statements and notes

               "Accounts Date"                     31{st} October 1997

               "Borrowings"                        any liabilities or indebtedness in respect of:

                                                    I)  moneys  borrowed  (including  overdrafts)  or
                                                      raised;

                                                    I)  any debenture, bond, note or loan stock;

                                                    I)  the capital element of all leases (whether in
                                                      respect  of  land, buildings, plant, machinery,
                                                      equipment or otherwise)  entered into primarily
                                                      as a method of raising finance  or  refinancing
                                                      the acquisition of the leased asset;

                                                    I)  receivables sold or discounted;

                                                    I)  the  sale  price  of  any asset to the extent
                                                       paid before the time of  sale  or  delivery by
                                                       the  person  liable  to  effect  such sale  or
                                                       delivery where the advance payment is arranged
                                                       primarily  as  a method of raising finance  or
                                                       financing  or  refinancing   the  manufacture,
                                                       assembly, acquisition or holding  of the asset
                                                       to be sold;

                                                    I)  the  acquisition  cost  of  any  asset to the
                                                       extent  payable  after the time of acquisition
                                                       or possession where  the  deferred  payment is
                                                       arranged  primarily  as  a  method  of raising
                                                       finance   or   financing  or  refinancing  the
                                                       acquisition of the asset acquired

                                                   and shall include any fees or prepayment penalties
                                                   related to the prepayment  of any such liabilities
                                                   or  indebtedness  other  than any  such  penalties
                                                   payable  in  respect  of  the  prepayment  of  any
                                                   capital  leases or hire purchase  agreements  (not
                                                   being imposed  by  the  relevant  lessor  or hirer
                                                   pursuant  to  any change of control provisions  in
                                                   the relevant agreement  or  lease)  and  penalties
                                                   related to indebtedness to Barclays Bank Plc which
                                                   can/could  be avoided by prepayment on 9{th}  July
                                                   1998

               "Business Day"                      a  day  (other than a Saturday) on which banks are
                                                   open for  the  transaction  of all normal sterling
                                                   banking business in the City of London

               "CAA 1990"                          Capital Allowances Act 1990

               "Clearing Bank"                     a  bank  which  is  a  member  of  CHAPS  and Town
                                                   Clearing Company Limited

               "Companies Act"                     the Companies Act 1985

               "Company"                           Norwich Injection Moulders Limited, registered
                                                   number (964668)

               "Completion"                        completion of the sale and purchase of the Shares

               "Computer System"                   all computer hardware, software and networks owned
                                                   or  used by the Company including all arrangements
                                                   relating  to provision of maintenance and support,
                                                   security, disaster recovery, facilities management
                                                   bureau and on-line services to the Company

               "Disclosure Letter"                 the   letter  (together  with  any  schedules  and
                                                   appendices  thereto and any annexures specified in
                                                   it) dated the same date as this Agreement from the
                                                   Vendors delivered  to  the  Purchaser prior to the
                                                   execution of this Agreement and  expressed  to  be
                                                   the Disclosure Letter

              "Encumbrance"                        any  interest  or equity of any person (including,
                                                   without limitation,  any  right to acquire, option
                                                   to acquire or right of pre-emption), any mortgage,
                                                   charge,  pledge, lien, assignment,  hypothecation,
                                                   security interest,  title  retention  or any other
                                                   security  agreement  or arrangement affecting  the
                                                   property  of  any  kind  (or  rights  in  it)  but
                                                   excluding any unsecured guarantee or indemnity

               "Guarantor"                         Berry Plastics Corporation

               "holding company"                   the  meaning given in section 736 of the Companies
                                                   Act

               "ICTA"                              Income and Corporation Taxes Act 1988

              "Indebtedness Statement"             a statement in the agreed form as to the amount of
                                                   the  Company's  Borrowings  and cash balances that
                                                   have been taken into account  in  calculating  the
                                                   consideration payable under clause 3.1

               "Insider"                           any  Vendor, or present director of the Company or
                                                   any person  who  is  or  was  at the relevant time
                                                   connected with the Vendor or any such director

     "Intellectual Property Rights"                all  and  any  rights  in  patents, petty patents,
                                                   utility  models, trade or service  marks  (whether
                                                   registered    or   unregistered),   trade   names,
                                                   copyrights,   registered   designs,   unregistered
                                                   design  rights,   applications   for  any  of  the
                                                   foregoing and the right to apply for  any  of  the
                                                   foregoing  in  any part of the world, discoveries,
                                                   confidential information,  know-how and all or any
                                                   other  intellectual  property   whether   or   not
                                                   registered or capable of registration

     "Management Accounts"                         the  unaudited  management accounts of the Company
                                                   for  the period from  the  Accounts  Date  to  the
                                                   Management Accounts Date

     "Management Accounts Date"                    31{st} March 1998

              "NAV Estimate"                       an  estimate  in agreed form of the Net Assets (as
                                                   defined in Schedule  9) of the Company on the date
                                                   of Completion;

              "NAV Escrow"                         an  escrow  account  to be opened on Completion in
                                                   the joint names of the Vendors' Solicitors and the
                                                   Purchaser's Solicitors  and  which  is to be dealt
                                                   with in accordance with Schedule 12.

         "the Pension                              the  Norwich  Injection Moulders Limited Executive
          Schemes"                                 Pension   Plan,  the  Norwich  Injection  Moulders
                                                   Limited Staff  Pension  Scheme  (also known as the
                                                   Norwich  Injection  Moulders  Limited   Individual
                                                   Pension Scheme) and the Norwich Injection Moulders
                                                   Limited Discretionary Pension Plan

         "Planning Acts"                           every  law  now  or  (where  the context requires)
                                                   formerly in force in England and Wales and (in the
                                                   case of any law applying to particular localities)
                                                   having application to the locality of the Property
                                                   in  relation  to  town  and country  planning  and
                                                   development control including without prejudice to
                                                   the   generality  of  the  foregoing   the   Local
                                                   Government  Planning and Land Act 1980, the Town &
                                                   Country Planning  Act  1990,  the Planning (Listed
                                                   Buildings and Conservation Areas)  Act  1990,  the
                                                   Planning  (Consequential Provisions) Act 1990, the
                                                   Planning (Hazardous  Substances)  Act 1990 and the
                                                   Planning  &  Compensation Act 1991 and  any  order
                                                   made thereunder  and  any  amendments made thereto
                                                   from time to time in each case  prior  to the date
                                                   hereof

               "Property"                          the  property  particulars of which are set out in
                                                   Schedule  3  (and  if  more  than  one  each  such
                                                   property and each and every part of such property)

               "Purchaser"                         NIM Holdings Limited

               "Purchaser's                        Browne Jacobson, Aldwych House, 81 Aldwych, London
               Solicitors"                         WC2B 4HN

               "Shares"                            all  of  the  issued  shares in the capital of the
                                                   Company

               "Subsidiary"                        the  meaning given in section 736 of the Companies
                                                   Act

               "Stocks"                            stocks   (as  defined  in  Statement  of  Standard
                                                   Accounting  Practice  Number  9)  of  the  Company
                                                   including   but  not  limited  to  raw  materials,
                                                   components, work  in  progress, finished goods and
                                                   consumables.

               "Taxation"                          the meaning given in Schedule 8

               "Taxation Authority"                any  taxing  or  other  authority,  whether of the
                                                   United Kingdom of elsewhere, competent  to  impose
                                                   any liability to Taxation

              "TCGA"                               Taxation of Chargeable Gains Act 1992

              "Tax Covenant"                       a deed of covenant in the form set out in Schedule
                                                   8

              "VATA"                               Value Added Tax Act 1994

              "the Vendors"                        the  persons whose names and addresses are set out
                                                   in Schedule  1  (and  "Vendor"  shall be construed
                                                   accordingly)

               "Vendors' Solicitors"               Eversheds of Holland Court, The Close, Norwich NR1
                                                   4DX

                "Warranties"                       the  warranties,  representations and undertakings
                                                   set out in clause 5 and Schedule 4;


       "Warrantors"                                J  E Barlow, TD Johnson and AR Sandell



     1.2 section 839 ICTA applies as it applies in that Act to determine whether one person is connected with another;

     1.3 the Schedules form part of this Agreement and shall be of full force and effect as though their terms were set out in the body of this Agreement;

     1.4 all covenants obligations or liabilities on the part of two or more persons are given or made jointly and severally;

     1.5 any reference to a person shall be construed to include a reference to a body corporate, unincorporated association and a partnership;

     1.6 headings used in this Agreement are for convenience only and shall not affect its construction;

     1.7 references to clauses or Schedules are (unless otherwise stated to the contrary) references to clauses of and Schedules to this Agreement and references to paragraphs are to paragraphs in the
          Schedule in which such references appear;

     1.8 whenever a document is referred to in this Agreement as being "in the agreed form" it shall be in the form agreed and initialled by or on behalf of the Vendors and the Purchaser;

     1.9 references to statutory provisions shall be construed as including:

          1.9.1 references to the provisions of any earlier statute which are directly or indirectly amended, consolidated or re-enacted by such provisions;

          1.9.2 references to those provisions as amended or re-enacted or modified from time to time prior to the date hereof; and

     1.10 in construing this Agreement the interpretation of general words shall not be restricted by being followed by words indicating a particular class of acts, matters or things or being followed by particular examples.

2    SALE AND PURCHASE

     2.1 Each of the Vendors shall sell with full title guarantee and the Purchaser shall purchase the number of the Shares specified opposite that Vendor's name in Schedule 1.

     2.2 Each of the Shares shall be sold free from any Encumbrance and with all rights attaching to it including the right for the Purchaser to receive and retain any dividends or other distributions declared made or paid after the date of this Agreement.

     2.3 Each of the Vendors waives all rights of pre-emption or any other right as regards transfer in respect of the Shares (howsoever conferred).

     2.4 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all of the Shares is completed simultaneously.

     2.5 Completion of the purchase of some of the Shares shall not affect the rights of the Purchaser with respect to the others.

     2.6 Each of the Warrantors hereby terminates the shareholders agreement relating to the Company among themselves dated 26{th} July 1996 (as amended by an agreement dated 27{th} February
          1998).

3    CONSIDERATION

     3.1  The aggregate consideration for the sale of the Shares shall be
          <pound-sterling>8,310,823.39 (eight million, three hundred  and ten thousand, eight hundred and twenty three Pounds) apportioned amongst the Vendors and classes of shares as set out opposite their names in Schedule 1 but subject to adjustment after Completion as provided in Schedule 9.

     3.2 Subject to clause 3.4 of the said aggregate consideration 90% of such sum shall be paid on Completion and 10% of such sum ("the Retention Fund") shall be dealt with in accordance with the provisions set out in Schedule 10.

     3.3 The sum of <pound-sterling>8,310,823.39 has been calculated on the basis of the following formula:

     <pound-sterling>8,310,823.39 = <pound-sterling>8,490,000 + x - y

     Where:

     x = cash in hand and in the bank accounts of the Company  as set out in the Indebtedness Statement on the date of Completion; and y = the aggregate of the Company's Borrowings as set out in the
          Indebtedness Statement on the date of Completion.

     3.4 If the NAV Estimate is greater than <pound-sterling>3,623,457 the excess shall on Completion be paid by the Purchaser to the NAV Escrow. If the NAV Estimate is less than
          <pound-sterling>3,623,457  the shortfall shall be deducted from that part of the aggregate consideration payable to the Vendors on Completion under Clause 3.2 and shall be paid on Completion into the NAV Escrow. The amount paid into the NAV Escrow shall be dealt with in accordance with the provisions set out in
          Schedule 12.

     3.5 Any sum payable to the Vendors either on Completion or in accordance with the provisions set out in Schedule 10 shall be paid in cash by way of (either) single banker's draft drawn on a Clearing Bank in favour of the Vendors' Solicitors or by such other method as may be agreed between the parties. The Vendors' Solicitors are authorised to receive the Consideration on behalf of the Vendors and payment to them will be a good and sufficient discharge to the Purchaser and the Purchaser will not be further concerned as to the application of the moneys so paid.

     3.6 If any of the Retention Fund shall become payable to the Purchaser by way of compensation or indemnity in accordance with the provisions of Schedule 10 the consideration shall be abated by the amount so payable and any rights of the Purchaser to such compensation or indemnity shall be reduced by the amount of such abatement, but without prejudice to the right of the Purchaser to recover the excess of any compensation or indemnity or any costs or expenses from the Vendors to the extent not recovered out of the Retention Fund.

4    COMPLETION

     4.1 The sale and purchase of the Shares will be completed at the offices of the Vendors' solicitors immediately after both the signing and exchanging of this Agreement, when:

          4.1.1 the Vendors will produce and deliver to the Purchaser:

                  duly executed transfers of the Shares in favour of the Purchaser (or as it shall direct) together with all relevant share certificates (or in the case of any lost certificates an indemnity satisfactory to the Purchaser) and such waivers or consents as the Purchaser may require to enable it or its nominees to be registered as the holder of the Shares;

               (a) written resignations from James  Edward  Barlow  as  a director of the Company and from Janet Barlow as company secretary in the form set out in Schedule 5;

               (b)  a letter from Lovewell Blake resigning their position as auditors of the Company, acknowledging that they have no claim whatsoever against the Company and containing the statement required by section 394 of the Companies Act;

               (c) the certificate of  incorporation, any certificates of incorporation on change of name, the common seal (if any) and the statutory books and registers of the Company (in each case complete and up to date);

               (d) all papers, books, records,  keys,  credit  cards  and other property (if any) of the Company which is in the possession or under the control of any person who resigns as an officer of the Company in accordance with this clause;

               (e)  bank  statements  in respect of each account  of  the
                  Company as at 30{th} June 1998 and full bank reconciliation statements from the date of the bank statements down to the date of Completion;

               (f)  duly  executed  powers of attorney  relating  to  the exercise of rights in respect of the Shares in the form set out in Schedule 7;

               (g)   all  the  title deed  and  supporting  documents  in
                  relation to the Property;

               (h)  a  duly executed  resignation  in  agreed  form  from
                  Pauline Sandell terminating her employment by the Company;

          4.1.2 the Vendors and the Purchaser shall each execute and exchange copies of the Tax Covenant;

          4.1.3 the Vendors and the Purchaser shall each sign the Indebtedness Statement and exchange the NAV Estimate;

          4.1.4 each of the Vendors shall:

                  repay and procure that any spouse or child of such Vendor or any company of which such Vendor (and/or any such spouse or child) has control, as "control" is defined in section 840 ICTA, shall repay all monies owed to the Company whether due for payment or not;

               (i) deliver to  the  Purchaser  an  acknowledgement in the form set out in Schedule 6;

          4.1.5  the  Vendors  shall  procure  that  Alan  Sandell,Trevor
               Johnson  and  Adrian  Atkins  shall  enter  into   service
               agreements with the Company in the agreed form;

          4.1.6 the Vendors shall procure that a duly convened meeting of the directors of the Company is held at which:

                  the transfers referred to in clause 4.1.1 (subject to stamping if not previously effected) are approved for registration in the Company's register of members;

               (j) any persons nominated  by  the Purchaser are appointed as additional directors of the Company and any person nominated by the Purchaser is appointed as secretary of the Company;

               (k)  the  resignations  of  the  resigning  director   and
                  secretary are accepted; and

               (l)  all  existing  instructions  to  the  bankers  of the
                  Company are revoked and new instructions given to such bankers as the Purchaser may nominate in such form as the Purchaser shall direct;

          4.1.7 the Purchaser will pay in accordance with clause 3 that part of the Consideration which is payable to the Vendors on Completion and as regards the Retention Fund and the NAV Escrow the Purchaser and the Vendors shall take all such steps and give all such written instructions as are necessary or desirable to give effect to the provisions of Schedules 10 and 12 .

5   WARRANTIES

     5.1              The  Warrantors  warrant   and   represent  to  the
          Purchaser in the terms of the Warranties.

     5.2 However, the Purchaser shall not be entitled to claim that any fact or combination of facts contrary to any of the Warranties constitutes a breach of any of the Warranties if and to the extent that such fact or combination of facts has been fairly disclosed in the Disclosure Letter.

     5.3              The Warrantors:

          5.3.1 agree that the Purchaser is entering into this Agreement in reliance upon the Warranties and that, save as provided in clause 5.2, no information of the Purchaser (whether actual or constructive) shall affect its right to bring a claim under the Warranties or shall operate to reduce the amount recoverable in respect of the Warranties;

          5.3.2 undertake to disclose immediately to the Purchaser anything which comes to the notice of any of them which shows that the Warranties are or may be untrue or misleading;

          5.3.3 shall indemnify the Purchaser against any reasonable costs (including legal costs) or expenses which the
               Purchaser may incur, either before or after the commencement of any action, as a result of any of the Warranties being untrue or misleading; and

          5.3.4 agree with the Purchaser to waive any right which any of them may have in respect of any misrepresentation, inaccuracy or omission in any information or advice supplied or given by the Company or its officers and employees on which or on whom any of the Warrantors may have relied before agreeing to any term of this Agreement including, without limitation, the Tax Covenant or authorising any statement in the Disclosure Letter.

     5.4 Without restricting the rights of the Purchaser or the ability of the Purchaser to claim damages on any basis available to it, the Warrantors undertake to the Purchaser that:

          5.4.1 if there is a breach of paragraph 7.1 of Schedule 4 (Debtors) the Warrantors shall, (provided that the
               Purchaser has used all reasonable endeavours towards recovery by the Purchaser in the four month period stated in that paragraph and appropriated any general payment on account of a debtor's indebtedness to debts to which paragraph 7.1 relates in priority to other debts) pay on demand to the Purchaser in cash an amount equal to the aggregate of the sums (if any) which remain outstanding in respect of the debts which are the subject of the said Warranty provided that, upon such payment by the Warrantors, the Purchaser shall, if requested so to do, procure the assignment of such debts (to the extent to which sums remain outstanding in respect of them) to the Warrantors or such one or more of them as shall have made payment to the Purchaser in accordance with this clause
               5.4.1 (the costs and expenses relating to such assignment being borne by the assignee(s)); and

          5.4.2 if any of the Warranties other than the Warranty in paragraph 7.1 of Schedule 4, is proved to be untrue or misleading the Warrantors shall pay on demand to the Purchaser the amount necessary to put the Company into the position which would have existed if the Warranty had been true or not misleading.

     5.5 In determining damages in respect of the Warranties the Purchaser shall not be required to cause the Company to be wound up or to rely on the limited liability of the Company in mitigation of its loss, but shall be deemed for this purpose to be under a duty to maintain the Company as a going concern and to make good any deficiency in its assets.

     5.6 Without prejudice and subject to the provisions of paragraph 2.6 of Schedule 11, which shall for all purposes take precedence over the provisions of this clause 5.6. each of the Warranties shall be construed as a separate and independent Warranty and (save where expressly provided to the contrary in this Agreement) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this Agreement.

     5.7              In  this  Agreement,  unless  otherwise  specified,
          where any Warranty refers to the knowledge, information or belief (or similar expression) of the Warrantors, each Warrantor is deemed to have such knowledge, information or belief which that Warrantor would have obtained had that Warrantor made all due and careful enquiries into the subject matter of that Warranty and the knowledge, information or belief of one of the Warrantors shall be imputed to the other Warrantors.

     5.8  The Purchaser acknowledges that:-

          5.8.1 this Agreement sets forth the entire agreement between the parties with respect to the subject matter covered by it and supersedes and replaces all prior communications, drafts, representations, warranties, stipulations, undertakings and agreements of whatsoever nature, whether oral or written, between the parties relating thereto;

          5.8.2 it does not enter into this Agreement in reliance  on any
               warranty,   representation,  undertaking,  stipulation  or
               agreement other than those contained in this Agreement;

          5.8.3 its only remedies in respect of any fact or matter which renders any of the Warranties incorrect or is inconsistent with any of them are in breach of contract in respect of the Warranties concerned;

          5.8.4  it has no right to rescind  this  Agreement  either  for
               breach   of   contract   or   for  negligent  or  innocent
               misrepresentation;

          5.8.5 without prejudice to the generality of the foregoing, the Purchaser waives any right or remedy it may have against the Warrantors, in respect of any statement (whether oral or written) of fact or opinion whatsoever, including any untrue or misleading statement, Warranty or representation, expressed or implied, made to the Purchaser or its agents, officers or employees during the negotiation of or otherwise in connection with this Agreement save for any Warranty, representation or undertaking expressly contained in this Agreement; and

          5.8.6 the Consideration has been agreed by the Vendors and the Purchaser having regard (inter alia) to the provisions of this clause 5.8 provided that the provisions of this clause 5.8 shall not exclude any liability which the Warrantors would otherwise have to the Purchaser or any right which the Purchaser may have to rescind this Agreement in respect of any statements made fraudulently by the Warrantors prior to the execution of this Agreement.

     5.9 Notwithstanding any other provisions of this Agreement the liability of the Warrantors hereunder shall be limited in accordance with the provisions of Schedule 11.

6   RESTRICTIVE COVENANTS

     6.1 For the purpose of assuring to the Purchaser the full benefit of the Company and in consideration of the agreement of the Purchaser to buy the Shares on the terms of this Agreement, each of the Warrantors undertakes to the Purchaser that without the written consent of the Purchaser (which in the case of Alan R Sandell and Trevor D Johnson shall be deemed to have been given by the Purchaser for any acts or omissions required by their service agreements with the Company) such Warrantor shall not, whether directly or indirectly and whether alone or in conjunction with, or on behalf of any other person and whether as partner, shareholder, director, manager, consultant, agent or employee or in any other capacity whatsoever:

          6.1.1 for a period of five years immediately following the date of Completion, canvass or solicit orders or facilitate the canvassing of or the soliciting of orders from any person who at any time during the 12 months immediately preceding the date of Completion was:

               (a)    a customer or client of the Company; or

               (b)    negotiating with the Company for the  supply by the
                    Company of goods or services

         where the orders are for goods or services which are competitive with those supplied by the Company at any time during the 12 months immediately preceding the date of Completion;

         6.1.2 for a period of five years immediately following the date of Completion, accept the custom of any person who at any time during the 24 months immediately preceding the date of Completion was:

              (a)     a customer or client of the Company; or

              (b)     negotiating  with the Company for the supply by the
                  Company of goods or services

          where the custom involves the supply of goods or services which are competitive with those supplied by the Company at any time during the 12 months immediately preceding the date of Completion;

          6.1.3 for a period of five years immediately following the date of Completion, canvass, solicit or entice away from the Company any supplier to the Company who had supplied goods and/or services to the Company at any time during the 12 months immediately preceding the date of Completion if such solicitation or enticement causes or would cause such supplier to cease supplying, or materially to reduce its supply of, those goods and/or services to the Company;

          6.1.4 for a period of 5 years immediately following the date of Completion work or be engaged or (save as the holder of shares or other securities in any company which are quoted, listed or otherwise dealt in on a recognised stock exchange or other securities market and which confer not more than 1 per cent of the votes which could be cast at a general meeting of the company concerned) concerned or interested in or provide technical, commercial or professional advice to any trade or business which operates in the United Kingdom and which manufactures or supplies goods and/or services which are competitive with those supplied by the Company at any time during the 12 months immediately preceding the date of Completion;

          6.1.5 for a period of five years immediately following the date of Completion, canvass, solicit or entice away from the Company any person employed in a managerial, supervisory, technical, sales or administrative post by, or who was a consultant to, the Company at the date of Completion or at any time during the period of six months immediately preceding the date of Completion;

          6.1.6 for a period of 5 years immediately following the date of Completion in connection with any business carried on by such Warrantor use the words "Injection" or "Moulders" or for a period of 10 years immediately following the date of Completion use the name "Norwich", in conjunction with either "Injection" or "Moulders" or any colourable imitation thereof or any names or words similar to or likely to be confused therewith; or

          6.1.7 attempt, or knowingly assist or procure any other person, to do any of the foregoing things.

6.2 For the purposes of this clause, "Confidential Information" means trade secrets or confidential information belonging or relating to the Company and including, without limitation, information or secrets relating to business or manufacturing methods and processes, development plans, inventions, research and development activities, designs, drawings, sources and supplies of materials used, the identity of customers and potential customers, prices, margins, special arrangements with customers of and suppliers to the Company, pricing strategy and marketing strategy, product and future product details, computer systems and computer software. Each of the Warrantors undertakes to the Purchaser that such Warrantor shall not divulge or communicate to any other person (other than to any officer or employee of the Company who needs that knowledge in the discharge of duties) Confidential Information, shall not use or attempt to use any such Confidential Information for the Warrantor's own benefit or for the benefit of any other person and shall use all reasonable endeavours to prevent the publication or disclosure of any Confidential Information.

6.3 Each of the Warrantors acknowledges that each of the undertakings contained in clauses 6.1 and 6.2 is reasonable and for the proper protection of the business of the Company and further acknowledges that damages may not be an adequate remedy to the Purchaser for breach of those undertakings.

6.4 The restrictions on the Warrantors contained in clause 6.2 shall not apply to any information which is or becomes generally available to the public on a non-confidential basis through no act or default on the part of any Warrantor.

6.5 Each undertaking contained in clauses 6.1 and 6.2 shall be construed as a separate undertaking and if any one or more of such undertakings or any part of an undertaking is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings or remaining part of the undertaking shall continue in full force and effect and shall bind the Warrantors.

7    GUARANTEE

     7.1 In consideration of the Vendors entering into this Agreement with the Purchaser the Guarantor hereby irrevocably and unconditionally, as a primary obligor, undertakes and guarantees the due and punctual payment of all sums now or subsequently payable by the Purchaser to the Vendors under this Agreement or the Tax Covenant when the same shall become due and undertakes with the Vendors that if the Purchaser shall default in the payment of any sum under this Agreement or under the Tax Covenant the Guarantor will forthwith on demand by the Vendors pay such sum to the Vendors.

     7.2 The guarantee undertaking contained in clause 7.1 is a continuing guarantee and shall remain in force until all sums payable by the Purchaser under this Agreement have been fully paid.

     7.3 The Guarantor shall not be discharged by time or any other concessions given to the Purchaser or any third party by the Vendors or by anything the Vendors may do or omit to do or by any other dealing or thing which, but for this provision, would or might discharge the Guarantor.

8    COSTS

Each party hereto shall pay its own costs and expenses of and incidental to the negotiation preparation and execution of this Agreement and all documents ancillary to this Agreement, except where otherwise expressly stated in this Agreement.

9    ANNOUNCEMENTS

No party shall make or permit any person connected with it to make any announcement disclosure or statement concerning the material terms and conditions of this sale and purchase on or after Completion except as required by law or the rules of any exchange or other body to which such party is subject, or with the written approval of the other parties, such approval not to be unreasonably withheld or delayed, but the Purchaser and its investors and affiliates shall be entitled to notify customers, suppliers and other persons having business relationships with it or the Company of the fact of the sale and purchase and to notify its shareholders, financiers and potential investors of the financial terms of the sale and purchase.

10  INTEREST

If any of the Warrantors become liable to pay the Purchaser or the Company any sum pursuant to this Agreement, whether a liquidated sum or by way of damages or otherwise, such Vendor shall be liable to pay interest on such sum from the due date for payment at the annual rate of 2% above the base lending rate from time to time of Royal Bank of Scotland Plc accruing on a daily basis until payment is made, whether before or after judgment.

11   NOTICES

     11.1 In order to be effective, any notice, demand or other communication to be served under or pursuant to this Agreement shall be in writing and shall be served upon any party to this Agreement by:

          11.1.1 posting by first class post (for inland mail); or

          11.1.2 posting by airmail (for overseas mail); or

          11.1.3 delivery by hand; or

          11.1.4 sending by facsimile transmission

     to the party to be served at its address or facsimile number given below or at such other address or number in the United Kingdom as it may from time to time notify in writing to the other parties to this Agreement as being the recipient's address or number for service provided that in the case of a company it may instead (at the option of the sender) be addressed to its registered office and in the case of the Vendors, notice may be served at the address of the Vendors' Solicitors (marked for the attention of A Croome Esq):

     The Purchaser :   NIM Holdings Limited

     Address:  C/o  Berry   Plastics   Corporation,  101  Oakley  Street,
          Evansville, Indiana        47710-0959, USA

     Facsimile Number: 00 1 812 421 9604

     Marked for the attention of: Martin R. Imbler

with copies to:           i.) Berry Plastics Corporation,
                              101 Oakley Street
                              Evansville
                              Indiana 47710-0959
                              USA
                              Facsimile No: 00 1 812 421 9604
                              Attention: Martin R.Imbler

                          ii) First Atlantic Capital Ltd
                              135 East 57{th} Street
                              29{th} Floor
                              New York, New York 10022
                              USA
                              Facsimile No: 00 1 212 750 0954
                              Attention: Roberto Buaron

          but so that any notice served by facsimile transmission shall be confirmed by the sender in writing served not later than the second Business Day after the date of the facsimile transmission.













     11.2 A notice or demand given in accordance with clause 11 shall be deemed to have given or made as follows

          11.2.1 if served by hand shall be deemed duly served when left at the address for service unless such delivery occurs on a day which is not a Business Day or after 5pm on a Business Day, in which case it shall be deemed duly served on the next following Business Day; or

          11.2.2 if served by inland mail it shall be deemed duly served on the second Business Day or if by overseas mail the fifth Business Day after posting; and

          11.2.3 if sent by facsimile transmission it shall be deemed to have been served at the time of transmission (provided that where such transmission occurs on a day which is not a Business Day or after 5pm on a Business Day, service will be deemed to occur on the next following Business
               Day)

     and in proving service of the same  it shall be sufficient to prove, in the case of a letter, that such letter was properly stamped or franked first class or airmail (as relevant) addressed and placed in the post and, in the case of a facsimile transmission, that such facsimile was transmitted to the facsimile number of the addressee referred to above.

     11.3 Any demand, notice or communication will be deemed to have been given to the personal representatives of a deceased Vendor notwithstanding that no grant of representation has been made in respect of such Vendor's estate, if the notice is addressed either:

          11.3.1 to the deceased Vendor by name; or

          11.3.2 to such Vendor's personal representatives by title either at the proper address of the Vendor pursuant to Clause 11.1 or at such other address as may have been notified by them in writing to the sender as being their address for service, and is otherwise served in accordance with the foregoing provisions.

     11.4 The Guarantor irrevocably appoints the Purchaser's Solicitors as its agent to accept service of legal proceedings in connection with all matters arising out of this Agreement and the transactions contemplated by it.

12   GENERAL

    12.1 This Agreement shall be binding on and shall continue for the benefit of each party's successors (as the case may be).

    12.2 Notwithstanding Completion each of the agreements, covenants, obligations, warranties, indemnities and undertakings contained in this Agreement shall, except in so far as fully performed at Completion, continue in full force and effect.

    12.3 None of the rights of the Purchaser arising out of this Agreement shall be varied or restricted by the giving of any time or other indulgence to any person but shall only be affected by a specific waiver or release by the Purchaser and any such waiver or release shall be specific to the matters and the Vendor to whom it relates, shall not be deemed to be a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement.

    12.4 All the rights and remedies expressly provided for by this Agreement shall not exclude any rights or remedies provided by law.

    12.5 This Agreement may be executed in any number of counterparts by the different parties hereto or on separate counterparts, each of which when executed and delivered shall constitute one and the same instrument.

    12.6 Any variation of this Agreement shall be binding only if it is recorded in a written document signed by or on behalf of all the parties.

    12.7 The Vendors may not assign in whole or in part the benefit or burden of this Agreement. The Purchaser may assign the benefit of the Warranties and of the Tax Covenant.

13   GOVERNING LAW

     This Agreement shall be governed by and construed in all respects in accordance with English law and the parties submit to the exclusive jurisdiction of the English Courts.

IN WITNESS of these matters this document has been executed as a deed and delivered on the date set out at the beginning of this Agreement.

                                        SCHEDULE 1
                                          THE VENDORS

Name and Address                             NUMBER AND CLASS OF SHARES TO BE SOLD
                             "B"  1p               "C"  1P              "D" 1P               AMOUNT OF CONSIDERATION
                             Ordinary             ORDINARY              ORDINARY                RECEIVABLE
James Edward BARLOW
Coppertops
Colby Road
Banningham
Norwich
Norfolk NR11 7DY               106                    4,394                 439,400             45%        of       the
                                                                                                consideration  referred to in
                                                                                                clause 3.3
Trevor David JOHNSON
Thorpe Row Farm House
Herne Lane, Thorpe Row
Dereham
Norfolk NR19 1QE
                             1,100                  -                     -                     11%        of       the
                                                                                                consideration  referred   to   in
                                                                                                clause 3.3
Alan Robert SANDELL
 Scarrow Barn
Thurgarton
Norwich
Norfolk NR11 7HR                44                     1,356                 135,600            14%        of       the
                                                                                                consideration  referred   to   in
                                                                                                clause 3.3


James Edward Barlow and Jan
Barlow (As Trustees)
Coppertops
Colby Road
Banningham
Norwich                                                                                        15%       of       the
Norfolk NR11 7DY             1,500                   -                      -                  consideration   referred  to  in
                                                                                               clause 3.3
Alan  SANDELL  and  Pauline
SANDELL (As Trustees)
Scarrow Barn
Thurgarton
Norwich
Norfolk NR11 7HR
                              1,500                   -                      -                 15% of the consideration
                                                                                               referred to in clause 3.3

                               SCHEDULE 2

                    DETAILS OF THE COMPANY


Name of Company :                                   Norwich Injection Moulders Limited

Registered number :                                 964668

Registered office :                                 Stanford Tuck Road
                                                    North Walsham
                                                    Norfolk NR28 0JY

Date of incorporation :                             23 October 1969

Place of incorporation :                            England and Wales
Status of Company :                                 private company limited by shares

Authorised share capital :                           <pound-sterling>5,850, divided into 4,250 "B" ordinary shares of  1p  each, 5,750 "C" ordinary shares of 1p each
                                                   and 575,000 "D" ordinary shares of 1p each

Issued share capital :                               as authorised share capital above

Directors' full names :                             James Edward BARLOW
                                                    Trevor David JOHNSON
                                                    Alan Robert SANDELL

Secretary's full name :                             Janet BARLOW

Accounting reference date:                          31 October

Auditors  :                                         Lovewell Blake

Bankers   :                                          Barclays Bank Plc

Bank accounts - details:

Charges, mortgages:                                 1.  Debenture  dated  23 March 1992 with Barclays
                                                   Bank plc over the undertaking and all property and
                                                   assets present and future including goodwill, book
                                                   debts uncalled capital, buildings, fixtures, fixed
                                                   plant and machinery

                                                    2.  Chattels Mortgage dated 29 December 1994 with
                                                   Forward  Trust  limited  over one new Uniloy Model
                                                   54-3  injection  blow  moulding   machine   Serial
                                                   Number: 4583.

                                                    3.  Chattels  mortgage  dated  4  March 1996 with
                                                   Forward  Trust Limited over one new MMC  4  Rotary
                                                   Indexing Type  Lining  Machine Serial Number: 104-
                                                   337

VAT registration number:                            105 6096 87

                          SCHEDULE 3
                  PARTICULARS OF THE PROPERTY

1.
TENURE                                   Freehold

DESCRIPTION                              Land  in  North  Walsham  Industrial  Estate,  Norfolk
                                         registered with title no. NK 89303
MORTGAGES OR CHARGES                     See  debenture  dated  23{rd}  March  1992 detailed at
                                         Schedule 2
LEASES/LICENCES TO WHICH SUBJECT         None

EXISTING USE                             Light Industrial

2.
TENURE                                   Leasehold

DESCRIPTION                              25 Concorde Road, Norwich

MORTGAGES OR CHARGES                     See  debenture  dated  23{rd}  March  1992 detailed at
                                         Schedule 2
LEASES/LICENCES TO WHICH SUBJECT         Underlease  dated 17 October 1997 made between Norwich
                                         Injection  Moulders   Limited  (1)  and  Norwich  City
                                         Council (2)

EXISTING USES                            Light  Industrial.   Current use restricted by licence
                                         to underlet and change  of   use  dated  29  September
                                         1997.







3.
TENURE                                   Freehold

DESCRIPTION                              Land  at  North  Walsham  Industrial  Estate,  Norfolk
                                         (registered with title No.NK215741)

MORTGAGES OR CHARGES                     See  debenture  dated  23{rd}  March  1992 detailed at
                                         Schedule 2
LEASES/LICENCES TO WHICH SUBJECT         None
EXISTING USE                             Undeveloped


                          SCHEDULE 4
                          WARRANTIES
                               (CLAUSE 5)
1    SCHEDULES 1 & 2; CAPITAL

     1.1 The information contained in Schedules 1 and 2 is true, complete and accurate in all respects.

     1.2 The Shares are fully paid and the Vendors are the only holders of Shares.

     1.3 There are no agreements or arrangements in force which grant to any person any right to call for the allotment or issue of any share or loan capital of the Company or to convert any stock or security into share capital of the Company.

     1.4 The Company does not have any interest, nor at any time in the period of six years ended on the date of this Agreement has it had any interest, in the share or loan capital of any body corporate.

     1.5 There is not, nor is there any agreement or arrangement to create, any Encumbrance affecting any of the Shares and no claim has been made by any person to be entitled to any of the foregoing.

     1.6 None of the Vendors or the Company has received any application or notice of any intended application for the rectification of the register of members of the Company.

2    ACCOUNTS

     2.1 The Accounts and the audited accounts of the Company for the preceding financial period:

          2.1.1 comply with the Companies Act;

          2.1.2 have been prepared in accordance with the historical cost convention, with generally accepted accounting principles and practices in the United Kingdom and all applicable Accounting Standards and all applicable abstracts issued by the Urgent Issues Task Force Committee of the Accounting Standards Board;

          2.1.3 have been prepared using the same bases and policies as were used in preparing the audited accounts of the Company in respect of the three financial years immediately preceding that to which the Accounts relate;

          2.1.4 show a true and fair view of the state of affairs of the Company as at the Accounts Date and of its results for the financial year ended on the Accounts Date;

          2.1.5 attribute a value to the Stocks which does not exceed the lower of cost or net realisable value as at the Accounts Date, after wholly writing off all redundant and obsolete Stocks and writing down appropriately any damaged or slow moving Stocks; and

          2.1.6 are not affected by any extraordinary or exceptional item (save as disclosed in the Accounts).

     2.2 The results shown by the audited profit and loss accounts of the Company for the two financial years immediately preceding that to which the Accounts relate have not (save as disclosed therein) been affected by any extraordinary or exceptional item rendering the profits or losses for the period covered by those accounts unusually high or low.

     2.3  The Management Accounts:

          2.3.1 have been prepared on a basis consistent with the Company's management accounts prepared since the Accounts Date ; and

          2.3.2 have been carefully prepared using accounting policies consistent with those used in the preparation of the Accounts .

3    VENDORS' CAPACITY

The Vendors have the necessary power and authority to enter into and perform this Agreement and sell and transfer or procure the transfer of the Shares and this Agreement constitutes valid and binding obligations of the Vendors in accordance with its terms.

4    INSIDERS' INTERESTS

     4.1 There is not outstanding and there has not at any time during the period of three years ended on the date of this Agreement been:

          4.1.1 any loan, guarantee or indemnity given by the Company in favour of any Insider or in favour of any other person in respect of any liability of any Insider;

          4.1.2 any loan, guarantee or indemnity given by any Insider in favour of the Company or in favour of any other person in respect of any liability of the Company; or

          4.1.3 any other contract to which the Company is or was a party and in which any Insider is or was interested in any way whatsoever (excluding any contract of employment between the Company and any of its officers details of which are set out in the Disclosure Letter).

     4.2 No Insider has any interest, direct or indirect, in any trade or business which competes with the Company's business.

5    INFORMATION SUPPLIED

     5.1 The specific disclosures contained in paragraphs 4.1.3 to 25.36 of the Disclosure Letter are not misleadingand have been carefully and diligently prepared .

     5.2 The documents annexed to the Disclosure Letter are complete and accurate copies of the original document of which they purport to be a copy.

     5.3 The Warrantors have not deliberately concealed any fact or circumstance relating to the affairs of the Company which they believe would influence the decision of the Purchaser to enter into this Agreement.

6    RECORDS

     6.1 The accounting records of the Company are up to date and fully comply with the provisions of sections 221 and 222 of the Companies Act.

     6.2 The Company's records systems and information, and the means of access to them, are exclusively owned by it and under its direct control.

7    DEBTORS

     7.1 Except to the extent to which provision or reserve has been made in the Accounts or is made in the Completion Accounts referred to in Schedule 9, all debts owed to the Company which are reflected in the Accounts or which have arisen since the Accounts Date, either have been realised in full or will be realised in full in the normal course of collection not later than four months from the date of Completion. The amount of approximately <pound-sterling>40,000 payable by Sanmex as referred to at paragraph 7.1 of the Disclosure Letter will be paid in full by no later than 30{th} April 1999.

     7.2 None of the debts recorded in the books of the Company have been outstanding for more than four months from its due date of payment.

     7.3 The Company has not made any loan or other arrangement with any person as a result of which it is, or may be, owed any money other than trade debts incurred in the ordinary course of business and cash at bank.

     7.4 None of the debts of the Company have been the subject of any factoring or, invoice discounting, by the Company and the Company is not entitled to the benefit of any debt otherwise than as the original creditor.

8    STOCKS

     8.1  The amount of Stocks held by the Company:

          8.1.1 is not abnormally high or low in relation to the current trading requirements of the Company; and

          8.1.2 is adequate for the Company's present requirements.

     8.2  The Stocks held by the Company:

          8.2.1 are not obsolete or slow moving, except to the extent they are written off in the Accounts;

          8.2.2 which were given a value in drawing up the Accounts and which are still held by the Company do not have a realisable value which is less than that which was ascribed to them in drawing up the Accounts;

          8.2.3 are in good condition and fit for their purpose;

          8.2.4 insofar as they consist of finished goods and packaging, comply with all representations and warranties, whether express or implied, including those as to their specification, conformity with description and fitness for purpose;

          8.2.5 insofar as they consist of finished goods, comply with all legal and regulatory requirements, including those of the United Kingdom and the European Union;

          8.2.6 are in the beneficial ownership of the Company free from any Encumbrance;

          8.2.7 do not include goods which have been returned by a customer; and

          8.2.8 do not include goods, or components for goods, which are not sold in the ordinary course of the Company's business.

     8.3  Since the Accounts Date:

          8.3.1 the amount of Stocks has not abnormally increased or decreased;

          8.3.2 there have been no price reductions or discounts on the sale of Stocks; and

          8.3.3 Stocks have not been realised at less than they were reflected in the Accounts.

9    PLANT AND THE COMPUTER SYSTEM

     9.1 The plant, machinery, tools, vehicles, equipment and furniture used in connection with the business of the Company:

          9.1.1 are in a safe state of repair and condition and satisfactory working order and have been regularly and properly maintained;

          9.1.2 are not surplus to the requirements of the Company's business;

          9.1.3 are capable and to the best of the Warrantors knowledge, information and belief will (subject to normal wear and tear) remain capable throughout the respective periods of time during which they are each written down to a nil value (in accordance with the rates of depreciation adopted in the Accounts) of meeting the needs for which they were designed or purchased;

          9.1.4 are legally and beneficially owned by the Company free from any Encumbrance;

          9.1.5 are not the subject of any agreement for lease, hire, hire purchase or sale on deferred terms;

          9.1.6 are in the possession or under the control of the Company;

          9.1.7 are situated in the United Kingdom; and

          9.1.8 are completely and accurately recorded in the plant register, a copy of which is annexed to the Disclosure Letter.

     9.2 Full details of all elements of the Computer System, including all licences and service agreements relating to it to which the Company is a party have been disclosed to the Purchaser in the Disclosure Letter.

     9.3  The Computer System:

          9.3.1 is in full operating order without material downtime or errors and is fulfilling present requirements of the Company and will to the best of the Warrantors knowledge, information and belief fulfil the foreseeable requirements of the Company;

          9.3.2 has adequate security, back-ups, duplication, hardware and software support and maintenance (including emergency cover) and trained personnel to ensure, as judged by reference to the business of the Company as carried on at
               Completion:

               9.3.2.1 that  breaches  of security, errors and breakdowns are kept to a minimum; and

               9.3.2.2 that no material  disruption will be caused to the
                    Company or any material part in the event of a breach of security, error or breakdown.

     9.4 The acquisition of the Company by the Purchaser shall not affect the rights of the Company to have full and unrestricted access to use each element of the Computer System in the manner in which such element has been used prior to Completion.

     9.5 The Company is not in breach of any arrangements pursuant to which any element of the Computer System has been made available by any third party. In addition, the Company has not received notice of and the Warrantors are not aware of any circumstances which would enable any third party to terminate such arrangements.

     9.6 A true copy of the Company's internal Millennium compliance review is disclosed at disclosure document number Volume 3, XI A (a).

10   INTELLECTUAL PROPERTY

     10.1 All Intellectual Property Rights used or required by the Company in connection with its business are in full force and effect.

     10.2 As regards the Intellectual Property Rights owned by or licensed to the Company:

          10.2.1  details of them are set out in the Disclosure Letter;

          10.2.2 they are in the sole beneficial ownership of the Company;

          10.2.3 each of them is valid and enforceable; and

          10.2.4 where registerable, the Company is registered as the sole proprietor.

     10.3 The Company has not carried on and does not carry on its business in such a way as to infringe any Intellectual Property Rights or moral rights of any person.

     10.4 The Company has not received any notices from any third party in the last three years alleging any infringement of such party's Intellectual Property Rights.

     10.5 The Company has not served on any third party in the last three
          years  any  notice   alleging  infringement  of  the  Company's
          Intellectual Property Rights.

     10.6 None of the Intellectual Property Rights owned or licensed by the Company are being (or are threatened to be) used, claimed, opposed or attacked by any person or are subject to any claim or potential claim for compensation pursuant to sections 40 and 41 of the Patents Act 1977 or otherwise.

     10.7 No right or licence has been granted (or agreement to grant right or licence made) under which any person is or will be permitted to use in any manner or do anything which would or might otherwise infringe any of the Intellectual Property Rights owned by the Company.

     10.8 The Disclosure Letter contains full details of all licences and other agreements relating to Intellectual Property Rights to which the Company is a party. Such agreements are valid, subsisting and enforceable in accordance with their terms and the Company is not in breach of any of their provisions.

     10.9 The Company is not aware of any, nor to the information, knowledge and belief of any of the Vendors is there any, breach of any of the agreements referred to at paragraph 10.6 by any of the other parties thereto.

11   PROPERTY

     11.1 The Property comprises all the properties owned, occupied or otherwise used by the Company and the particulars of the Property shown in Schedule 3 are true, complete (insofar as they relate to the headings in Schedule 3), and accurate in all respects.

     11.2 The written replies given by the  Vendors'  Solicitors  to  the
          Purchaser's   Solicitors'   written  enquiries  concerning  the
          Property are true complete and accurate in all respects.

     11.3 The Company is the legal and beneficial owner of the Property and the Company has a good and marketable title to the Property for the estate and interest stated in Schedule 3 and has vacant possession of the Property.

     11.4 There is not and, for so long as the Company has had an interest in the Property, has not been in relation to the Property in force any policy relating to defective title or restrictive covenant indemnity and to the knowledge, information or belief of the Warrantors no such policy has been in force prior to the Company having had an interest in the Property.

     11.5 The Property and its deeds are free from any mortgage, debenture, charge, rent-charge, lien or other encumbrance securing the repayment of monies or other obligation or liability of any person.

     11.6 The Property is not subject to any outgoings other than uniform business rates, water rates and insurance premiums and (where appropriate) rent and service charges.

     11.7 There are no current proposals for any increase in the rateable value of the Property and no appeal has been lodged or is pending in respect of the rateable value.

     11.8 All buildings on the Property have been occupied (within the meaning of section 65(2) Local Government Finance Act 1988) continuously since completion of their construction and used for the purpose for which they were constructed or for which they have been adapted or converted and all rates have been paid in full up to the date of this Agreement.

     11.9 To the best of the Warrantors' knowledge, information and belief, the Property is not affected byany covenants, reservations, conditions, exceptions, stipulations, easements, profits a prendre, wayleaves, licences, franchises, grants, restrictions, overriding interests, rights of common or other rights vested in third parties or any contract to create or claim made by any person to be entitled to any of the foregoing.

     11.10 To the best of the Warrantors' knowledge, information and belief there is not any outstanding breach or alleged breach of any such matter referred to in paragraph 11.9..

     11.11 There is not, nor has there been within the 3 years prior to the date of this Agreement any dispute or complaint whether actual or threatened with any neighbour, tenant, landlord or other person relating to the extent, use, enjoyment or occupation of the Property or with respect to boundary walls and fences or any means of access to the Property or with regard to any actual or alleged agreement, or other matter described in paragraph 11.9 affecting or relating to the Property.

     11.12 The Property is not subject to any option, right of pre-emption whether exercisable by the Vendors, the Company, a tenant of the Property or otherwise and the Property is not subject to any contract to dispose of any interest therein which has not been completed.

     11.13 The use of the Property for the purposes stated in Schedule 3 corresponds to the use to which it is in fact put or (where the Property is not presently in use) to the use to which it was last in fact put.

     11.14 To the best of the Warrantors' knowledge, information and belief, planning permission has been obtained or is deemed to have been granted for the purposes of the Planning Acts with respect to the construction of all buildings and other structures on the Property and the present use of the Property and the use of plant and machinery in connection with such use and no permission has been given on a temporary or personal basis or subject to any conditions which may affect the continued occupation and use of the Property for its present use and no permission has been suspended or called in and no application for planning permission is awaiting a decision.

     11.15 To the best of the Warrantors' knowledge, information and belief building regulation consents have been obtained with respect to all works of construction, alterations and improvements to the Property.

     11.16 To the best of the Warrantors' knowledge, information and belief compliance is being made and has at all times been made during the Company's period of ownership in all respects with planning permissions, orders, and regulations issued under the Planning Acts and building regulation consents and bye-laws for the time being in force with respect to the Property.

     11.17 All development charges, monetary claims and liabilities under the Planning Acts or other such legislation have been discharged and no such liability contingent or otherwise is outstanding.

     11.18 All necessary Industrial Development Certificates have been obtained with respect to the Property.

     11.19 To the best of the Warrantors' knowledge, information and belief compliance has been made with all applicable statutory and bye-law requirements with respect to the Property including without limitation with the requirements as to fire precautions, under Public Health Acts 1936 - 1961, Control of Pollution Act 1974, regulations made under the Health and Safety at Work etc Act 1974, the Highways Act 1980, the Buildings Act 1984 and the Water Industry Act 1991.

     11.20 To the best of the Warrantors' knowledge, information and belief there is no outstanding and unobserved or unperformed obligation with respect to the Property necessary to comply with the requirements (whether formal or informal) of any competent body exercising statutory or delegated powers.

     11.21 To the best of the Warrantors' knowledge, information and belief the Property is not affected by any requirement relating to it or its use which although not registered in the Register of Local Land Charges is capable of registration in that Register.

     11.22 To the best of the Warrantors' knowledge, information and belief there are not in force or required to be in force any licences, whether under the Licensing Act 1964 or otherwise, which apply to the Property.

     11.23 To the best of the Warrantors' knowledge, information and belief there are no compulsory purchase notices, orders or resolutions affecting the Property nor to the best of such knowledge, information and belief are there any circumstances likely to lead to any being made.

     11.24 To the best of the Warrantors' knowledge, information and belief there are no closing, demolition or clearance orders, enforcement notices or stop notices affecting the Property nor to the best of the Warrantors' knowledge, information and belief are there any circumstances likely to lead to any being made.

     11.25 To the best of the Warrantors' knowledge, information and belief the Property is not:

          11.25.1 listed as being of special historic or architectural importance or located in an area which is designated as a Conservation Area under section 69 Planning (Listing Buildings and Conservation Areas) Act 1990;

          11.25.2  located  in  an  area   or  subject  to  circumstances
               rendering it particularly susceptible to flooding;

          11.25.3 located in an area affected by mining, clay working, brine pumping subsidence or limestone mining subsidence;

          11.25.4 located in an area affected by underground railways and is not bounded by overground railways; and

          11.25.5 bounded or crossed by any river, stream, canal or drain.

     11.26 There are appurtenant to the Property all rights and easements
          necessary  for  their  present  use  and   enjoyment    and  in
          particular:

          11.26.1 every means of access to the Property is obtained directly from roads which have been taken over by the local or other highway authority and which are maintainable at the public expense and no means of access to any of the Property is shared with any other party nor subject to restriction nor to rights of determination by any other party; and

          11.26.2 the Property is served by water, drainage, electricity and gas services all of which are connected to the mains by media located entirely on or under the Property the passage and provision of such services is uninterrupted and there is no likely interruption of such passage or provision.

     11.27 To the best of the Warrantors' knowledge, information and belief, without making any enquiry or commissioning any survey all of the buildings on the Property are in good and substantial condition and are fit for the purposes for which they are presently used.

     11.28 The Disclosure Letter fully and accurately sets out details of all insurance policies relating to the Property.

     11.29 The Property is insured at normal premium rates in its full reinstatement value and against third party and public liabilities to an adequate extent, no additional premiums are payable or anticipated and there are no unusual exclusions excesses or conditions imposed upon such policies.

     11.30 All premiums payable in respect of insurance policies relating to the Property which have become due have been duly paid and to the best of the Warrantors' knowledge, information and belief, no circumstances have arisen which would vitiate or permit the insurers to avoid such policies or alter the terms on which such policies are issued or to increase the premiums payable and there are no interests noted on such policies.

     11.31 There is annexed to the Disclosure Letter the details of all leases, tenancies or other rights of occupation in respect of the Property whether granted by or to the Company and any contract to grant the same including but without limitation:

          11.31.1 details of any lease superior to that held by the Company known to the Warrantors and of any sub-lease or other right of occupation granted by any tenant of the Company or other occupant of the Property of which the Warrantors are aware;

          11.31.2 all provisions relating to use, alterations, repairs, decorations, sharing of facilities, assignment, underletting, parting with or sharing of possession and termination;

          11.31.3 details of any side letters, collateral contracts, licences, consents, waivers or approvals given by the Company (or to the best of the Warrantors' knowledge, information and belief its predecessors in title) in respect of any covenant or other obligation;

          11.31.4 details of any waiver or the reservation of the right of waiver of the exempt treatment of the Property for Value Added Tax whether by the Company or by any landlord of the Company (as appropriate); and

          11.31.5 details of any rights to break or renew the term.

     11.32 In respect of such leases, tenancies or other rights of occupation as referred to in paragraph 11.31:

          11.32.1  all  rents,  insurance  premiums,  service charges and
               other  amounts  payable  by  or  (as  the  case   may  be)
               receivable by the Company are fully paid up-to-date;

          11.32.2 to the best of the Warrantors' knowledge, information and belief (without having made any enquiry or having commissioned any survey or physical inspection) there is no breach or alleged breach of any covenant or other provision nor any exercise of any right of restraint, forfeiture or entry whether by any of the Vendors the Company or any other party;

          11.32.3 to the best of the Warrantors' knowledge, information and belief no obligation necessary to comply with any notice or other requirement given by the landlord under any leases of the Property is outstanding and unobserved or unperformed;

          11.32.4 there are no rent reviews under any of the leases or tenancies in progress.

     11.33 The Company has not at completion any actual, contingent or future ascertained or unascertained liability to any person firm or company in respect of or relating to any lease and/or licence of any of the Property.

     11.34 The Company has not at any time assigned or otherwise disposed of any property comprised in a lease which is not a New Tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

     11.35  The  Company  is  not a  guarantor  under  the  terms  of  an
          Authorised Guarantee  Agreement   entered  into pursuant to the
          Landlord and Tenant (Covenants) Act 1995.

     11.36 Since 1st January 1996 whenever the Company has assigned or otherwise disposed of any reversionary interest in a leasehold property a release from the landlord's covenants has been obtained from the tenant or tenants pursuant to the Landlord and Tenant (Covenants) Act 1995.

12   EMPLOYEES

     12.1 Full particulars are set out in the Disclosure Letter of:

          12.1.1 the identities, dates of commencement of employment (or appointment to office) dates of birth and remuneration of all the employees and officers of the Company;

          12.1.2 the terms of any existing contracts of service with the directors of the Company;

          12.1.3 the terms of all existing contracts with employees of the Company whose emoluments exceed <pound-sterling>25,000 per annum or, in the case of fluctuating amounts, have exceeded an average of <pound-sterling>25,000 per annum over the three financial years ending on the Accounts Date;

          12.1.4 all terms of employment of general application;

          12.1.5 the terms of all consultancy agreements with the Company; and

          12.1.6 the number of employees of the Company.

     12.2 No amounts are owing to any present or former officers or employees of the Company except for salary which has accrued in respect of the calendar month in which this Agreement is executed or for business expenses incurred during the same month.

     12.3 There are no agreements or other arrangements (whether or not legally binding) between the Company and any trade union or other body representing employees and the Company has not entered into any recognition agreement with a trade union nor has it done any act which might be construed as such.

     12.4 There  is  no  agreement   or   understanding  (contractual  or
          otherwise) between the Company and any employee or ex employee with respect to:

          12.4.1 his or her employment;

          12.4.2 ceasing to be employed; or

          12.4.3 retirement

     12.5 which is not included in the written terms of the employee's employment or previous employment (as the case may be).

     12.6 During the period to which the Accounts relate and since the Accounts Date, no change has been made in the terms of employment of any employee or officer of the Company.

     12.7 No negotiations for any increase in the emoluments or benefits of any officer or employee of the Company are current.

     12.8 All subsisting contracts of service to which the Company is a party are terminable by the Company without compensation (other than under the Employment Rights Act 1996 by giving the minimum period of notice specified in section 86 of that Act).

     12.9 The Company is not, and has not within the twelve months preceding the date of this Agreement been, involved in any industrial dispute and there are no facts known to the Warrantors which suggest that there may be an industrial dispute involving the Company.

     12.10 No past or present employee or officer of the Company has any claim against the Company for loss of office or arising out of the termination of his office or employment (including any redundancy payment) and there is no event which would or might give rise to any such claim.

     12.11 Details of any claims made in the six years prior to the date of this Agreement for compensation for alleged injury or illness caused in the course of employment with the Company are set out in the Disclosure Letter.

     12.12 The Company has not established, nor is intending or negotiating to establish, any share or share option scheme or arrangement, or profit sharing bonus, commission, or other incentive scheme for all or any of its employees.

     12.13 There is no early retirement scheme applicable to any employee of the Company.

     12.14 The Company has neither introduced nor intends to introduce any short time working scheme or any redundancy scheme under which payments greater than those required by statute may be payable.

     12.15 None of the products or services supplied by the Company are produced or provided by outworkers.

     12.16 The Company has not acquired any undertaking or  part  of  one
          such   that   the   Transfer  of  Undertakings  (Protection  of
          Employment) Regulations 1981 apply, or may apply, thereto.

     12.17 The Company has in relation to each of its employees (and, so far as is relevant, to each of its former employees) complied with the requirements of all statutes, regulations, codes of conduct and collective agreements;

13   PENSIONS

     13.1 Other than the Pension Schemes there are no agreements, arrangements, customs or practices (whether legally enforceable or not) in operation at the date of this Agreement for the payment of or contribution towards any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any Insider or employee or former employee of the Company or for the benefit of the dependants of any such persons nor has any proposal been announced to establish any such agreement or arrangement.

     13.2 Full details of the Pension Schemes are included in or attached to the Disclosure Letter including, without limitation:

          13.2.1 copies of all current agreements trust deeds and rules;

          13.2.2 copies of the current explanatory booklets issued to employees of the Company who are or may become members of the Pension Schemes;

          13.2.3 copies of any announcement to employees of the Company relating to pension matters, in respect of benefit improvements or other amendments not yet incorporated into the documentation of the Pension Schemes;

          13.2.4 particulars of the assets of the Pension Schemes by reference to the categories listed in Schedule 3 of the Occupational Pension Schemes (Disclosure of Information) Regulations 1986 including particulars of any self investment; and

          13.2.5 a list of the Pension Schemes' active members, with all particulars relevant to their membership of the Pension Schemes and necessary to establish their entitlement to benefits.

     13.3 No discretion or power has been exercised under the Pension Schemes in respect of employees or directors, former employees and former directors of the Company to:

          13.3.1 augment benefits;

          13.3.2 admit to membership a director or employee who would not otherwise have been eligible for admission to membership;

          13.3.3 provide in respect of a member a benefit which would not otherwise be provided in respect of such member; or

          13.3.4 pay a contribution into it which would not otherwise have been paid.

     13.4 The Pension Schemes hold no securities issued by, properties leased to or occupied by and has made no loans which are at the date of this Agreement outstanding to, the Company or any Insider.

     13.5 There  are  no charges over any of the assets  of  the  Pension
          Schemes.

     13.6 All members of the Pension Scheme have received full formal written notification of all changes to the benefit structure of the Pension Scheme made since it was established.

     13.7 There has been no breach of the trusts of the Pension Schemes and to the best of the Warrantors' knowledge, information and belief there are no actions, suits or claims (other than routine claims for benefits) outstanding pending or threatened against the trustees or administrator of the Pension Schemes or against any of the Vendors or the Company or any other employer which participates in the Pension Schemes in respect of any act, event, omission or other matter arising out of or in connection with the Pension Schemes and to the knowledge, information and belief of the Warrantors there are no circumstances which may give rise to any such claim.

     13.8 The Pension Schemes are approved by the Board of Inland Revenue for the purposes of Chapter I of Part XIV of ICTA and to the knowledge, information or belief of the Warrantors there are no circumstances which might give the Inland Revenue reason to withdraw such approval.

     13.9 The Pension Schemes are not contracted-out schemes for the purposes of the Pension Schemes Act 1993.

     13.10 All contributions which are payable by the Company in accordance with the provisions of the Pension Schemes and all contributions due from its members have been duly made and to the best of the Warrantors' knowledge, information and belief the Company has fulfilled all its obligations under it.

     13.11 The benefits which are prospectively and contingently payable under the provisions of the Pension Schemes are solely such as can be provided by the funds available for each of its members.

     13.12 No augmentations to existing benefits have been made under the provisions of the Pension Schemes and no additional benefits have been granted without its actuary's confirmation in each case that such augmentation or addition can be borne by it within the existing funding rate without detriment to the benefit of its other members or the payment of any additional contributions which its actuary considers necessary to secure such augmented or additional benefits.

     13.13 The Pension Schemes have been administered in accordance with:

          13.13.1 the preservation  requirements  within  the  meaning of section 69 Pension Schemes Act 1993;

          13.13.2  the  equal  access requirements within the meaning  of section 118 Pension Schemes Act 1993;

          13.13.3 all relevant provisions of the Pensions Act 1995 and any regulation made pursuant to that Act; and

          13.13.4  all  relevant provisions of the law  of  the  European
               Communities.

     13.14 Each of the Pension Schemes is a "relevant ear-marked scheme" and "wholly insured" as defined in Regulation 1 of the Occupational Pension Schemes (Scheme Administration) Regulations 1996 and Regulation 10 of the Occupational Pension Schemes (Investment) Regulations 1996 respectively.

     13.15 The pensions as currently paid by the Company to Mr and Mrs Morrison, details of which are contained in the Disclosure Letter, satisfy in full the Company's obligation to pay pensions to Mr and Mrs Morrison pursuant to the agreements between the Company and Mr and Mrs Morrison dated 25{th} November 1983 and 1{st} June 1987 subject to an obligation to pay to Mrs Morrison a sum equal to four ninth's of the pension currently paid to Mr Morrison for such period as she shall survive him.

14   CONTRACTS AND CUSTOMERS

     14.1 The Company is not, a party to any contract, transaction, or arrangement which:

          14.1.1 is a contract of an unusually or abnormally onerous nature, or outside the ordinary and proper course of business;

          14.1.2 is otherwise than by way of bargain at arm's length;

          14.1.3 is of a long-term nature (that is, unlikely to have been fully performed, in accordance with its terms, more than six months after the date on which it was entered into or undertaken);

          14.1.4 is considered by the Warrantors to be likely to result in a loss to the Company;

          14.1.5 cannot based on the Company's existing capability readily be fulfilled or performed by the Company on time or without undue or unusual expenditure of money or effort;

          14.1.6 involves payment by or to the Company by reference to fluctuations in the index of retail prices, or any other index, or in the rate of exchange for currency;

          14.1.7 provides for payment to or by the Company in any currency other than Sterling;

          14.1.8 is a forward contract or option for the sale or purchase of any commodity or currency;

          14.1.9 involves or is likely to involve an aggregate consideration payable by the Company in excess of
               <pound-sterling>100,000 or involves  the  supply  of goods and services by the Company with a net sales value in excess of <pound-sterling>75,000;

          14.1.10 restricts its freedom to engage in any activity or business or confines its activity or business to a particular place;

          14.1.11 is a guarantee or contract of indemnity by virtue of which it is under any actual or contingent liability;

          14.1.12 by reason of the sale of the Shares or any provision of this Agreement, gives any other contracting party the right to terminate or vary the contract or create or increase any obligation or liability of the Company;

          14.1.13 is a distributorship or agency contract or arrangement whether or not legally binding;

          14.1.14 means that the Company is, or has agreed to become, a member of any joint venture, consortium or partnership or other unincorporated association;

          14.1.15 involves the Company in any actual or contingent liability in respect of property which it has previously occupied or in which it had an interest including without limitation in respect of any leasehold land assigned or disposed of by it;

          14.1.16 involves the Company in the payment of a finder's fee or commission relating to the sale of the Shares; or

          14.1.17 requires the consent of any third party to the sale of the Shares.

     14.2 The Company is not party to any contract where:

          14.2.1 notice of termination has been given or received by the Company or which the Warrantors have (without having made any enquiry) reason to believe will be terminated (or not renewed on any renewal date or the expiry of a fixed term) by any other party to it; and

          14.2.2 the liability or prospective liability of the Company is guaranteed by any person.

     14.3 The Company  is  not in breach of any contract to which it is a party, and to the best of the Warrantors' knowledge, information and belief no other party to any such contract is in breach of it. To the knowledge, information or belief of the Warrantors there are no grounds for the termination, rescission, avoidance or repudiation of any contract by the Company or any other party to any such contract.

     14.4 No offer, quote or tender given or made by the Company outside of the ordinary course of its business on or before the date of this Agreement is capable of giving rise to a contract by the unilateral act of a third party.

     14.5 The Company has not accepted any obligation (other than an obligation arising under statute to service, repair or maintain or take back any goods or products that would apply after the goods or products have been delivered by it.

     14.6 The Company has not waived the rights under any contract to which the Company is now a party.

     14.7 In the period of twelve months prior to the date of this Agreement, no customer of the Company providing income of more than <pound-sterling>250,000 in such period:

          14.7.1 has ceased to trade with the Company;

          14.7.2 has materially reduced the amount of business which it carries on with the Company; or

          14.7.3 has materially changed the terms on which it carries on business with the Company,

     and no indication has been received by the  Company  or  the Vendors
          that  there  will  or   is  likely  to  be  any such cessation,
          reduction or change.

     14.8 In the period of twelve months prior to the date of this Agreement, no substantial supplier of the Company:

          14.8.1 has ceased to trade with the Company;

          14.8.2 has materially reduced the amount of business which it carries on with the Company; or

          14.8.3 has materially changed the terms on which it carries on business with the Company,

     and  no  indication  has  been  received  by  the  Company   or  the
          Warrantors that there will or is likely to be any such cessation, reduction or change.

15   INSURANCE

     15.1 The Disclosure Letter sets out full details of the Company's insurance policies in effect in relation to its business and assets.

     15.2 The Company has at all times effected such insurances as are required by law.

     15.3 All premiums due in relation to the Company's insurances detailed in the Disclosure Letter have been paid and to the best of the Warrantors' knowledge, information and belief there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased.

     15.4 There is no claim outstanding under any policy of insurance nor to the knowledge, information or belief of any of the Warrantors are there circumstances likely to give rise to a claim.

16   FINANCE AND WORKING CAPITAL

     16.1 The total amount borrowed by the Company from its bankers does not exceed its facilities and the total amount borrowed by the Company from whatsoever source does not exceed any limitation on its borrowing contained in its articles of association, or in any debenture or loan stock, trust deed or other document.

     16.2 Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company are set out in the Disclosure Letter. Nothing has been done whereby the continuance of any such facilities in full force and effect might be affected or prejudiced.

     16.3 The Disclosure Letter contains a statement of all the bank accounts of the Company

     16.4 No circumstances have arisen which could, with the giving of notice or lapse of time or both, entitle a provider of finance to the Company (other than on a normal overdraft facility) to call in the whole or any part of the monies advanced or to alter the terms of a facility or to enforce a security and no provider of finance to the Company on overdraft facility has demanded repayment or indicated that the existing facility will be withdrawn or reduced or not renewed or that any terms thereof will be altered to the disadvantage of the Company.

     16.5 The Company has not engaged in any borrowing or financing transaction or arrangement which does not appear as borrowings in its statutory accounts.

     16.6 No grants, subsidies and allowances have been applied for or received by the Company from any government, authority, body or agency (whether supra national, national, regional or local) which may at any time be repaid or repayable.

17   COMPANY LAW AND AUTHORITIES

     17.1 The memorandum and articles of association of the Company in the form annexed to the Disclosure Letter are complete and accurate and have embodied in them or annexed to them copies of all resolutions and agreements as are referred to in section 380 of the Companies Act, and all amendments to them (if any) were duly and properly made.

     17.2 The register of members and the other statutory books of the Company are up to date, have been properly kept and contain an accurate and complete record of the matters with which they should deal and no notice that any of them is incorrect or should be rectified has been received by the Company or any of the Vendors.

     17.3 All such resolutions, returns and other documents required to be delivered to the Registrar of Companies have been duly delivered and are true and accurate and no such resolutions, returns or other documents have been filed in the period of 14 days prior to the date of this Agreement.

     17.4 None of the activities of the Company is ultra vires the Company.

     17.5 No person is or has been a shadow director, as defined by the Companies Act, of the Company for any period who has not for all purposes been a director throughout the same period.

     17.6 No power of attorney given by the Company is in force.

18   INSOLVENCY, ETC.

     18.1 No  order  has  been made or petition presented  or  resolution
          passed  for  the  winding   up   of   the  Company  or  for  an
          administration order in respect of the Company.

     18.2 No administrative receiver and/or manager has been appointed to the Company's business or assets or any part thereof.

     18.3 No   distress,  execution  or  other  process   which   remains
          undischarged has been levied on the assets of the Company.

     18.4 The Company has not stopped payment to its creditors and is not insolvent within the meaning of section 123 of the Insolvency Act 1986 and the Company has not received a written demand in accordance with section 123(1)(a) of the Insolvency Act 1986.

     18.5 No voluntary arrangement has been approved under Part I of the Insolvency Act 1986 and no compromise or arrangement has been sanctioned under section 425 of the Companies Act in respect of the Company.

     18.6 No disqualification order has at any time been made pursuant to the provisions of the Company Directors Disqualification Act 1986 against any officer of the Company or any person who is not such an officer who takes part in the management of the Company.

     18.7 The Company has not been a party to any transaction at an undervalue for the purpose of section 238 or section 239 of the Insolvency Act 1986 nor has it given or to the best of the Warrantors knowledge, information and belief received any preference for the purposes of section 239 or section 340 of the Insolvency Act 1986, in either case within a period of 2 years ending on the date of this Agreement.

     18.8 To the knowledge, information or belief of the Warrantors there are no facts which are likely to give rise to any of the events or circumstances referred to in paragraphs 18.1 to 18.7.

19   LEGAL COMPLIANCE

     19.1 Neither the Company, nor any of its officers, agents or employees (during the course of their duties in relation to the Company) have committed, or omitted to do, any act or thing the commission or omission of which is, in contravention of any act, order, regulation or the like in the United Kingdom the European Union or anywhere else the Company carries on its business and which is lilely to have a material adverse effect on the Company.

     19.2 Without limiting the generality of the foregoing, the Company has not done or omitted to do any act or thing in contravention of the provisions of the Restrictive Trade Practices Acts 1976 and 1977, the Fair Trading Act 1973, the Competition Act 1980, Articles 85 and 86 of the Treaty of Rome, the Resale Prices Act 1976, the Trade Descriptions Act 1968, the Consumer Credit Act 1974, the Consumer Protection Act 1987, the Companies Act, the Financial Services Act 1986 and the Banking Act 1987 and which is likely to have a material adverse effect on the Company

     19.3 There has not been within the six years prior to the date of this Agreement and there is not to the best of the Warrantors' knowledge, information and belief pending or in existence any investigation or enquiry by, or on behalf of, any governmental or other body into the affairs of the Company.



20   LICENCES

The Company has all licences and consents required for the carrying on of its business and is not in breach of the terms or conditions of such licences and consents and there are no pending or (to the knowledge, information or belief of the Warrantors) threatened proceedings which might in any material adverse way affect such licences and consents. To the knowledge, information or belief of the Warrantors there is no reason why any of them should be suspended, threatened or revoked or be invalid. Copies of all such licences and consents are attached to the Disclosure Letter.

21   DEFAULT

Since  the  Accounts  Date  to  the  best  of  the Warrantors'  knowledge information and belief the Company has not manufactured, sold or supplied or agreed to manufacture, sell or supply any products and/or services which were, at the date of sale or have since proved to be, in any respect faulty, defective or dangerous, or which did not on the date of sale comply in any respect with any warranties or representations, expressly or impliedly made by it, or with customers' specifications or with all applicable statutes, regulations, orders or standards.

22   LITIGATION

     22.1 Apart from normal debt collection for amounts not exceeding an aggregate of
          <pound-sterling>10,000, neither the Company nor  any person for whose acts or defaults in the matter it may be contractually or vicariously liable is involved in any civil criminal or arbitration proceedings or reference of any dispute to an expert and to the knowledge, information or belief of the Warrantors (i) no such proceeding is pending or threatened against the Company or any such person and (ii) there are no facts likely to give rise to such proceedings or reference.

     22.2 There is no unsatisfied judgment or unfulfilled order outstanding against the Company and the Company is not party to any undertaking or assurance given to a court, tribunal or any other person in connection with the determination or settlement of any claim or proceedings.

23   EVENTS SINCE THE ACCOUNTS DATE

Since the Accounts Date:

     23.1 the business of the Company has been carried on in the ordinary and usual course and in the same manner, including nature and scope, as in the financial year ended on the Accounts Date;

     23.2 there has been no material adverse change in the financial or trading position or prospects of the Company including, without limitation, any decrease in turnover (whether by value or by volume) or in the gross or net profits margins, or in liabilities (actual or contingent) or expenses (direct or indirect) of the Company as compared with the corresponding months in the financial year ended on the Accounts Date;

     23.3 there has been no reduction in the value of the net assets of the Company determined in accordance with the same accounting policies as those applied in the Accounts (on the basis that each of the assets of the Company is valued at a figure no greater than the value attributed to it in the Accounts or, in the case of any of the said assets acquired by the Company after the Accounts Date, at a figure no greater than cost);

     23.4 the business has not been adversely affected by the loss of any contract or customer or source or supply or by any other factor not affecting similar businesses to a like extent;

     23.5 the Company has not acquired, or agreed to acquire, any tangible asset, single Intellectual Property Right or investment having a value in excess of <pound-sterling>25,000 or tangible assets (excluding Stocks), Intellectual Property Rights, or investments having an aggregate value in excess of
          <pound-sterling>40,000;

     23.6 the Company has not disposed of, or agreed to dispose of, any tangible asset (excluding Stocks), any single Intellectual Property Right or investment either having a value reflected in the Accounts in excess of <pound-sterling>15,000 or acquired since the Accounts Date;

     23.7 the Company has not borrowed any money or raised any money in the nature of borrowings except for borrowings on overdraft in the ordinary course of business from Barclays Bank Plc within the Company's existing overdraft facility with that bank as set out in the Disclosure Letter;

     23.8 no distributions within the meaning of section 209 ICTA have been declared paid or made save as provided for in the Accounts;

     23.9 no items of Stocks, which are reflected in the Accounts as finished goods or items purchased for resale and which are still held by the Company, have been sold for less than their value as reflected in the Accounts;

     23.10 no debtor has been released by the Company on terms that the debtor pays less than the face value of the debt, no debt has been subordinated, written down or written off, provided against (in whole or in part), factored or assigned, the Company has not agreed to do any of the foregoing and no debt in excess of <pound-sterling>5,000 has proved to be irrecoverable;

     23.11 no provision or reserve included in the Accounts has proved to be inadequate in the light of subsequent circumstances and there are no circumstances known to the Warrantors which indicate that any such provision or reserve may prove to be inadequate;

     23.12 the Company has not changed its accounting reference date;

     23.13 no payment has been made by the Company to, or benefit conferred (directly or indirectly) on, any of the Vendors or any Insider, save as specified in the Disclosure Letter; and

     23.14 the Company has not incurred any fees or expenses in connection with the transaction contemplated by this Agreement and has incurred no liability to KPMG in connection with such transaction or to Lovewell Blake other than, in the case of Lovewell Blake work carried out in its capacity as the Company's auditor.

24   EFFECTS OF THIS AGREEMENT

     24.1 To the knowledge, information or belief of the Vendors without having made any enquiry the acquisition of the Shares will not affect the Company's relationship with its suppliers and customers.

     24.2 No brokers or finders fee is payable by the Company to any party in respect of the transaction contemplated by this Agreement.

25   TAXATION

RETURNS, DEDUCTIONS, DISPUTES

     25.1 In the six years preceding the Accounts Date the Company has duly and punctually paid all Taxation which it has become liable to pay and is under no liability to pay any penalty, interest, surcharge or fine in connection with any Taxation.

     25.2 In the six years preceding the Accounts Date the Company has within any applicable time limits made all such returns, carried out all necessary registrations, provided all information requested by any Taxation Authority by means of full and accurate disclosure of all facts and material circumstances and maintained all such records in relation to Taxation as are required to be made or provided or maintained by the Company.

     25.3 In the six years preceding the Accounts Date the Company has properly operated any and all systems of deduction of Taxation on payments which it has made or has been treated as having made to its employees and payment of National Insurance contributions and social security contributions and has complied with all its reporting obligations to all Taxation Authorities or other appropriate authorities in all jurisdictions and in connection with the benefits provided for existing or former officers employees and directors of the Company.

     25.4 The Company is not involved in any dispute in relation to Taxation and there are no circumstances known to the Warrantors likely to give rise to such dispute.

     25.5 In the six years preceding the Accounts Date no Taxation Authority has investigated the Company or given notification that it intends to commence investigation and there are no circumstances known to the Warrantors likely to give rise to an investigation.

     25.6 In the six years preceding the Accounts Date the Company has made all deductions in respect of or on account of any Taxation from any payments made by it which it is obliged to make and has accounted in full (where payment has already become due) to the relevant Taxation Authority for all amounts so deducted.

     25.7 There is set out in the Disclosure Letter with express reference to this warranty full details of all matters relating to Taxation in respect of which the Company (whether alone or jointly with any other person) has an outstanding entitlement or obligation:

          25.7.1 to make any claim (including a supplementary claim) for relief from Taxation or to make any claim for repayment of any amount of tax paid or to make any election for one type of relief or one basis system or method of taxation as opposed to another where such claim or election is taken into account in the preparation of the Accounts;

          25.7.2 to make any appeal (including a further appeal) against an assessment to Taxation; and

          25.7.3 to make any application for the postponement of payment of Taxation.

BASE VALUES, CAPITAL GAINS

     25.8 The Company has sufficient records relating to past events to calculate the liability to Taxation or relief which would arise on any disposal or on the realisation of any asset owned at the Accounts Date or acquired since that date but before Completion.

     25.9 The value attributed to each asset of the Company in, or for the purposes of, the Accounts as at the Accounts Date is such that on any disposal thereof for a consideration equal to such value (and disregarding any right to claim any allowance or relief) no liability to Taxation in respect of any gain (including any gain deemed to arise for Taxation purposes) will arise.

     25.10 No liability to Taxation will arise on the disposal by the Company of any asset acquired since the Accounts Date for a consideration equal to the consideration actually given for the acquisition.

     25.11 The Company has not made a claim under sections 152-158 (roll over relief), 175 (replacement of business assets by members of a group), 247 (roll over relief on compulsory acquisition) TCGA.

     25.12 The Company has not since the Accounts Date appropriated any asset forming part of its trading stock for any purpose.

     25.13 No election has been made under section 35(5) TCGA (assets held on 31 March 1982) in respect of any assets of the Company.

     STAMP DUTY

     25.14 There is no instrument which is necessary to establish the Company's title to any right or asset which is liable to stamp duty but which has not been duly stamped or which would attract stamp duty if brought within the relevant jurisdiction.

     25.15 The Company is not and has never been part of a group of companies as defined in section 170 TCGA

TAXATION LIABILITIES AND RELIEFS

     25.16 To the best of the Warrantors' knowledge, information and belief other than as provided for or noted in the Accounts no event transaction act or omission has occurred which could result in the Company becoming liable to pay or to bear or to make reimbursement or indemnity in respect of any Taxation which is primarily or directly chargeable against or attributable to any person firm or company other than the Company.

     25.17 The Company has not been party to any transaction or arrangement which could give rise to a liability to Taxation where the consideration received or given by the Company was or, in respect of any transaction or arrangement entered into before the date of this Agreement, will be greater or less than that which would have been received or given if the transaction had been carried out on an arm's length basis.

     25.18 The Company is not liable to Taxation (and has not been and will not be denied any relief) by reason of any interest or other payment by the Company being treated by any Taxation Authority as a distribution or other such similar payment.

     25.19 The Disclosure Letter contains full details of all claims for the set-off of the Company's advance corporation tax ("ACT") against the Company's liability to corporation tax made within the last six years and the Company is not liable to make any payment for ACT surrendered or otherwise made available to it.

     25.20 The Company has not:

          25.20.1 been a party to, involved in, or connected with any exchange of securities whether or not (by virtue of
               section  135  TCGA)  section  127  TCGA  applied   to  the
               exchange;

          25.20.2 carried out or been involved in or connected with any reorganisation or scheme of reconstruction or amalgamation whether or not (by virtue of section 126 or 136 TCGA)
               section 127 TCGA applied to such reorganisation or scheme of reconstruction or amalgamation;

          25.20.3 carried out or been involved in or connected with any scheme of reconstruction or amalgamation involving a transfer of business assets whether or not section 139 TCGA applied to the transfer;

          25.20.4 made or received any exempt distribution within the meaning of section 213 ICTA, and has at no time been a relevant company in relation to an exempt distribution for the purposes of that section or concerned in an exempt distribution for the purposes of section 214 ICTA; or

          25.20.5 made a purchase of its own shares to which section 219(1) ICTA applies.

VALUE ADDED TAX

     25.21 The Company is registered for the purposes of value added tax and has not been required by the Commissioners of Customs & Excise to give security under paragraph 4 (power to require security and production of evidence) of Schedule 11 VATA (administration collection and enforcement).

     25.22 The Company has maintained and obtained accounts, records, invoices and other documents (as the case may be) appropriate or requisite for the purposes of value added tax which are complete, correct and up to date.

     25.23 The Company has not at any time been treated as a member of any group of companies for the purposes of section 43 VATA (group of companies) and has not applied for treatment as such a member.

     25.24 The Company has never received a surcharge liability notice under section 59 VATA (default surcharge) or a penalty liability notice under section 64 VATA (persistent misdeclarations).

     25.25 The Company is not, nor in the two years prior to Completion has been, in arrears with any payments or returns or notifications under any statutory provisions, directions, conditions or notices relating to value added tax, or liable to forfeiture or penalty or interest or surcharge or to the operation of any penalty, interest or surcharge provision.

     25.26 The Company has not made any supplies that are exempt supplies or would be exempt supplies if supplied within the United Kingdom.

     25.27 The Disclosure Letter sets out full details of any claim for bad debt relief under section 36 VATA (bad debts) made and which remain outstanding or which may be made by the Company and if written off would give rise to a right to claim relief.

     25.28 The Company is not and has not agreed to become an agent, manager or factor for the purposes of section 47 VATA (agents) of any person who is not resident in the United Kingdom.

     25.29 The Company has not incurred any liability in respect of value added tax (whether to H.M. Customs and Excise or to any other person) by reason of the provisions of paragraph 2(1) Schedule 10 VATA and there are no circumstances whereby the Company could become so liable as a result of a person making an election under that paragraph.

     25.30 Neither the Company nor any relevant associate (within the meaning of paragraph 3(7) Schedule 10 VATA) has made any election under paragraph 2(1) Schedule 10 VATA in respect of any land in, over or in respect of which the Company has any interest, right or licence to occupy and the Company is not aware of any intention to make such an election.

     25.31 There is set out in the Disclosure Letter with express reference to this warranty full details of any agreement or arrangement regarding group registration for value added tax which the Company has entered into.

GIFTS

     25.32 There is no unsatisfied liability to capital transfer tax or inheritance tax attached or attributable to the assets of the Company or the shares of the Company and neither the assets nor the shares are subject to any Inland Revenue charge as mentioned in section 237 Inheritance Tax Act 1984.

     25.33 No person has the power under section 212 Inheritance Tax Act 1984 to raise any capital transfer tax or inheritance tax by the sale or mortgage of or by a terminable charge on any of the Company's assets.

CAPITAL ALLOWANCES

     25.34 There are set out in the Disclosure Letter details of all capital allowances, first year allowances and industrial building allowances claimed in respect of the accounting period of the Company ended on the Accounts Date in respect of each asset or pool of assets for which separate computations of capital allowances first year allowances or industrial buildings allowances as appropriate are required to be made or, as a result of any election, are made.

     25.35 The book value of each of the assets or pool of assets of the Company in or adopted for the purpose of the Accounts does not exceed the written down value of such asset or pool of assets for the purposes of CAA 1990.

     25.36 No balancing charge pursuant to CAA 1990 (or other legislation relating to any capital allowances) will be made on the Company on any disposal of any or all such assets for a consideration equal to or less than the value of such asset or assets in the Accounts.

     25.37 The Company has not incurred any expenditure on the provision of any capital allowance bearing asset for leasing.

     25.38 The Company has not made any election under section 37 CAA 1990 (short life assets) nor is it taken to have made any such election under section 37(8)(c) CAA 1990.

     25.39 No transaction has been entered into by virtue of which sections 75 (restrictions on capital allowances) or 157 CAA 1990 (connected parties) are applicable.

     25.40 Since the Accounts Date nothing has happened as a result of which:

          25.40.1 there may be made against the Company a balancing charge under the Capital Allowances Act 1968 or under the CAA 1990;

          25.40.2  any  disposal value may be brought into account  under section 24 CAA 1990 (writing down allowances and balancing adjustments);

          25.40.3 there may be any recovery of excess relief within sections 46 or 47 CAA 1990 (recovery of excess relief); or

          25.40.4  a  relevant  event  may  occur  within the meaning  of section 138 CAA 1990 (scientific research).

     25.41 There is not and to the best of the Warrantors' knowledge, information and belief there are no circumstances which could give rise to any dispute between the Company and any other person as to the entitlement to capital allowances under sections 51 - 59 CAA 1990 (fixtures).

     25.42 None of the assets for which a capital allowance has been made to the Company or has been claimed by the Company has been disposed of or ceased to be used for the purpose of its trade since the Accounts Date.

     25.43 None of the assets, expenditure on which has qualified for a capital allowance under the CAA 1990 Part I (industrial buildings), has at any time since such expenditure was incurred been used otherwise than as an industrial building or structure as defined in section 18 CAA 1990.

     25.44 In the six years preceding the Accounts Date the Company has complied with sections 203 - 203L ICTA (pay as you earn) and the regulations made thereunder in respect of all payments within the meaning of those sections and with the Social Security (Contributions) Regulations 1979 in respect of all earnings which are subject to those regulations.

     25.45 No officer or employee of the Company participates in any scheme of the Company approved under Schedule 9 ICTA (approved share option and profit sharing schemes) or is a beneficiary or potential beneficiary of a qualifying employee share ownership trust of the Company as defined in Schedule 5 Finance Act 1989 (employee share ownership trusts).

     25.46 The Company has  not  issued shares to which Part III, Chapter
          II  Finance  Act  1988  (unapproved   employee  share  schemes)
          applies.

     25.47 No remuneration for or in respect of the services of a director or an employee has been paid to any person other than the director or employee.

     25.48 The Company has not since the Accounts Date entered into or been a party to any transaction which will or may give rise to a liability to Taxation other than any Taxation arising in the ordinary course of business.

     25.49 The Company is not under any obligation to make any payment of interest or other similar type of payment which will not be wholly allowable as a deduction in computing its taxable profits in the accounting period (or other relevant period) in which such amount is treated as an expense in the accounts of the Company or (if earlier) in which such amount is paid.

     25.50 The Company is not liable and has not been liable to Taxation in any jurisdiction other than the United Kingdom.

     25.51 The Company is and at all times has been resident in the United Kingdom for the purposes of Taxation and has not been resident outside the United Kingdom for any double Taxation arrangements.

     25.52 The Company has not made any repayment of share capital or issued any share capital as paid up otherwise than by the receipt of new consideration.

     25.53 The Company is not and has never been a close investment holding company within the meaning of section 13A ICTA (close investment holding companies).

26   ENVIRONMENT

     26.1 In this paragraph:

          26.1.1 "Environmental Law" means all laws (whether statutory or common, civil or criminal), regulations, codes of practice, circulars, guidance notes and the like (whether in the United Kingdom or elsewhere but having force in the United Kingdom) concerning:

               26.1.2 the control and  prevention  of  pollution of land, water or the atmosphere;

               26.1.3 the release, discharge, spillage, deposit, emission or other escape of Hazardous Substances;

               26.1.4 noise, odour or other nuisances;

               26.1.5 the production, transportation, storage, treatment, recycling or disposal of waste; and

               26.1.6 the conditions of the workplace and  the protection of human health and life;





          26.2.1 "Environmental Licences" means all permits, licences, authorisations, consents or other approvals required by any Environmental Law to be obtained in connection with the carrying on of the business, activities and operations of the Company or the use of any Relevant Property;

          26.2.2 "Hazardous Substance" means any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour) which may either alone or in combination with any other substance be harmful to man or to the life or health of any other living organisms or to the environment; and

          26.2.3 "Relevant Property" means any premises now or previously owned, leased, occupied, or controlled by the Company.

     26.3 There are annexed to the Disclosure Letter copies of the Environmental Licenses obtained by the Company.

     26.4 The Company has obtained all requisite Environmental Licences and has at all times complied with the terms and conditions of those licences and to the best of the Warrantors' knowledge, information and belief without undue effort and expenditure on the part of the Company, can continue to so comply.

     26.5 The Company has at all times complied with all applicable Environmental Law.

     26.6 The Company has not received any notice or other communication from which it appears that it may be or is alleged to be in violation of any Environmental Law or Environmental Licence, or that any Environmental Licence may be subject to modification, suspension or revocation and there are no circumstances known to the Warrantors likely to give rise to any such violation or modification, suspension or revocation.

     26.7 The Company has not used, disposed of, generated, stored, transported, dumped, released, deposited or buried or emitted any Hazardous Substance at, on, from or under any Relevant Property.

     26.8 So far as the Warrantors are aware without having commissioned any environmental survey or audit in respect of Relevant Property no other person has used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted any Hazardous Substance at, on, from or under any Relevant Property.

     26.9 The Company has not disposed of any Hazardous Substance in such a way that its disposal constituted, a breach of any Environmental Law.

     26.10 Full details of any environmental assessment, audit, review or investigation conducted by or on behalf of the Company are contained in or annexed to the Disclosure Letter.

     26.11 To the knowledge, information or belief of the Warrantors, but without having made any enquiries the warranties in paragraphs
          26.3 to 26.8 inclusive would be true if they were given in respect of any other person who owns or occupies or carries on business on property which adjoins the Property and if they related to activities carried on by such person on such property.

     26.12 Full details are set out in the Disclosure Letter of :

          26.12.1 any remedial work, including the cost of that work, carried out at any Relevant Property to ensure compliance with any Environmental Law; and

          26.12.2 all expenditure which to the knowledge, information or belief of the Vendors is now required to be incurred by the Company to comply with any applicable Environmental
               Law  or  any  condition  attaching  to  any  Environmental
               Licence.

                               SCHEDULE 5

           FORM OF RESIGNATION OF DIRECTOR/SECRETARY
                            (clause 4.1.1(c))


To : The Directors
     Norwich Injection Moulders Limited                     1998







Dear Sirs

NORWICH INJECTION MOULDERS LIMITED ("THE COMPANY")

I hereby resign from my office as Director/the Secretary of the Company and acknowledge that I have no claim whatsoever against the Company in respect of loss of office or employment, redundancy or unfair dismissal save in respect of accrued remuneration of the current month and that I have no other claim or right of action against the Company whatsoever.




SIGNED BY [NAME]
AS A DEED
in the presence of:


Witness's Signature:

Name:

Address:

                          SCHEDULE 6
                    FORM OF ACKNOWLEDGEMENT
                      (CLAUSE 4.1.4 (B))

To : The Directors
     NIM Holdings Limited


                                                  1998



Dear Sirs

NORWICH INJECTION MOULDERS LIMITED ("THE COMPANY")

In consideration of your today agreeing to complete the purchase of the entire issued share capital of the Company I/we hereby acknowledge that:

13. I/we and the persons who are connected with me/us have no claim against the Company save in respect of salary to date for the current month; and

14. there are no agreements or arrangements under or as a result of which the Company has any actual, contingent or future obligation to or in respect of me/us or any persons who are connected with me/us including, without limitation, any obligation under any guarantee entered into by the Company.

Section 839 Income and Corporation Taxes Act 1988 applies as it applies in that Act to determine whether one person is connected with another.

IN WITNESS of these matters this document is executed as a deed and delivered on the date stated at the beginning of this document.


SIGNED BY [NAME]
AS A DEED
in the presence of:

Witness's signature:

Name:

Address:

                               SCHEDULE 7
                   FORM OF POWER OF ATTORNEY
                      (clause 4.1.1.(g))


THIS POWER OF ATTORNEY is made the                 day of        1998
by [NAME] ("the Grantor")

RECITAL:

The Grantor is the registered holder of [NUMBER AND DESCRIPTION] shares ("the Shares") in the capital of Norwich Injection Moulders Limited ("the Company") and has sold the Shares.


1    GRANT

The Grantor irrevocably appoints [NEWCO LIMITED] ("the Purchaser") to be its attorney to do all or any of the matters and things set out in paragraph 4 of this Power.

2    IRREVOCABLE APPOINTMENT

This Power of Attorney is executed to secure the interest of the Purchaser in the Shares and shall accordingly be irrevocable.

3    RATIFICATION AND NON INTERFERENCE

The Grantor undertakes:

     3.1 to ratify everything done by the Purchaser under this power of attorney; and

     3.2 not to exercise or attempt to exercise any rights attached to the Shares which are exercisable by the Purchaser under this power of attorney.

4    MATTERS COVERED

The matters and things referred to in paragraph 1 are:

     4.1 to exercise all voting and other rights attaching to the Shares;

     4.2 to execute a form of proxy in favour of such person or persons as the Purchaser thinks fit to attend and vote as the Grantor's proxy at any general meeting of the members or any separate class meeting of any class of members of the Company in respect of the Shares in such manner as the Purchaser may decide;

     4.3 to exercise all rights to call for or requisition any such general or separate class meeting of the Company;

     4.4 to consent to the convening and holding of any such general or separate class meeting of the Company and the passing of the resolutions to be submitted at any such meeting on short notice; and

     4.5 to settle the terms of and consent and agree to any resolutions of the Company dealt with by written resolution whether pursuant to the Company's articles of association, the Companies Act 1985 or otherwise howsoever.

     5.   CESSATION

          This Power of Attorney shall cease to have any effect on the earlier of the shares being registered as held by the Purchaser in the Company's register of members or the expiry of 12 months from the date hereof.






SIGNED BY [NAME]
AS A DEED
in the presence of:


Witness's Signature:

Name:

Address:

                               SCHEDULE 8
                              Tax Covenant

DATE:                                       1998

PARTIES:

 (1) THE PERSONS whose names and addresses are set out in the Schedule to this Deed (together referred to as the "Warrantors")

(2) NIM HOLDINGS LIMITED ("the Purchaser" which expression shall be deemed to include its successors in title and assigns) whose registered office is at Aldwych House, 81 Aldwych, London, WC2B 4HN.

RECITAL:

This Deed is entered into pursuant to an agreement of the same date as this ("the Agreement") between the Vendors (1) and the Purchaser (2) whereby the Vendors have agreed to sell and the Purchaser has agreed to purchase the whole of the share capital of Norwich Injection Moulders Limited (registered number 964668) (the "Company") on the terms and conditions set out therein.

IT IS AGREED as follows:

1.   INTERPRETATION

In this Deed:

1.1the following words and expressions shall have the same meanings as in the Agreement:

     "Accounts"
     "Accounts Date"
     "Auditors"
     "Business Day"
     "Completion"
     "Completion Accounts"
     "Completion Accounts Date"
     "ICTA"
     "Net Assets"
     "Shares"
     "TCGA"
     "Vendors"
the following words and expressions shall have the following meanings
     "Saving"                                   means  the  reduction  or  elimination  of  any
                                                liability of  the  Company  to  make  an actual
                                                payment  of  Taxation  in respect of which  the
                                                Warrantors  would not have  been  liable  under
                                                clause 2, by the use of any Relief arising as a
                                                result  of  a  Taxation   Liability   or  other
                                                liability  in  respect  of which the Warrantors
                                                have made a payment under clause 2








1.2 "Claim" means any notice demand assessment letter or other document issued or action taken by or on behalf of any authority, body or person whether in the United Kingdom or elsewhere, including but not limited to the United Kingdom Inland Revenue and Customs and Excise Authorities, whereby it appears that the Company is or may be subject to a Taxation Liability (as defined below);

1.3 "Event" means any event whatsoever including but not limited to any transaction, action or omission whether or not the Company is a party thereto, the death of any person, the earning, accrual or receipt of any income, profits, or gains, the incurring for any Taxation purpose of any loss or expenditure, the declaration, paying or making of any dividend or other distribution, any change in the residence of any person for any Taxation purpose, and the entry into and/or Completion of the Agreement and any Event which is deemed to have occurred or is treated as having occurred for the purposes of Taxation Legislation provided such Taxation Legislation was in force at Completion;

1.4 "Purchaser's Group" means the Purchaser and any companies within the same group of companies as the Purchaser for the purposes of section 170 of TCGA at the time when the matter falls to be considered for the purposes of this Deed;

1.5 "Surrender Agreement" means an agreement such as is described in clause 1.9.5;

1.6 "Relief" means any relief, allowance, exemption, set off or deduction in profits, income or gains of any description or credit against, or right to repayment of, Taxation including repayment supplement granted by or pursuant to any Taxation Legislation;

1.7  "Taxation" means:

     1.7.1 all taxes, duties, charges, levies, deductions or withholdings whenever imposed and whether of the United Kingdom or elsewhere including without limitation income tax, (including income tax required to be deducted or withheld from or accounted for in respect of any payment) capital gains tax, inheritance tax, corporation tax, advance corporation tax, liabilities in respect of the Pay As You Earn system, any charge to tax arising pursuant to section 419 ICTA, stamp duty, stamp duty reserve tax, value added tax, customs duties, excise duties, other import duties, withholding tax, national insurance, social security and other similar contributions;

     1.7.2 any interest, penalty, fine and surcharge related to or arising in connection with any of the matters specified in the preceding sub-paragraphs;

1.8 "Taxation Legislation" means any statute, statutory instrument, regulation or legislative provision wheresoever enacted providing for, imposing or relating to Taxation and shall include any statute, enactment, law, statutory instrument, order, regulation or provision which amends extends consolidates or replaces the same or which has been amended extended consolidated or replaced by the same;

1.9 "Taxation Liability" means any liability of the Company to make a payment of or in respect of Taxation whether or not the same is the primary liability of the Company and whether or not the Company has or may have a right of reimbursement against any other person and shall further include:

          1.9.1 any Taxation which is assessed on any person other than the Company whether or not the Taxation is assessed in the name of the Company or the Purchaser and which, or an amount equivalent to which, is recoverable by that person from the Company pursuant to the provisions of the Taxation Legislation;

          1.9.2 the loss or set-off of any Relief which was treated as an asset of the Company in the Accounts (where but for such set off the Company would have had an actual liability to Taxation in respect of which the Purchaser would have been able to have made a claim against the Vendors under this
               Deed);

          1.9.3 the loss or set-off of any Relief which was taken into account in computing any provision for deferred tax which appears in the Accounts or would have appeared in the Accounts but for the presumed availability of such Relief (a "Notional Taxation Liability");

          1.9.4 the set-off of any Relief available to the Company or any member of the Purchaser's Group, which Relief arises principally as a result of an Event after Completion, in circumstances where but for such set-off there would have been a Taxation Liability in respect of which the Warrantors would have been liable to make a payment under clause 2 of this Deed: and, for the purposes of clauses 1.9.2, 1.9.3, and 1.9.4, the amount of the Relief so set-off or which would otherwise have been obtained shall be treated for the purposes of this Deed as a Taxation Liability of the Company provided that if such Relief would operate as a deduction from or as a set-off against income, profits or gains the Taxation Liability which is deemed to have arisen shall be equal to the amount of Taxation which would, on the basis of the rates of
               Taxation current at the date of such set-off, have otherwise been saved; provided also that the Taxation Liability which arises or is deemed to arise pursuant to this clause 1.9.4 shall not exceed the liability of the Warrantors to make a payment under this Deed which would have resulted had such a Relief not been set-off.

          1.9.5 the liability of the Company under any agreement entered into on or before Completion to make a payment to another person in respect of Reliefs surrendered or otherwise made available to the Company under Part X, Ch IV ICTA or in respect of advance corporation tax surrendered or otherwise made available to the Company;

          1.9.6 any inheritance tax which:

               1.9.6.1 is at Completion a charge on any of  the Shares or assets of the Company or gives rise to a power to sell, mortgage or charge any of the Shares or assets of the Company; or

               1.9.6.2 after Completion becomes a charge on or gives rise to a power of sale, mortgage or charge over any of the Shares or assets of the Company; and, for the purposes of clauses 1.9.6.1 and 1.9.6.2, in determining whether such a charge on or such a power over any of the Shares or assets of the Company exists at any time the fact that any inheritance tax is not yet payable or may be paid by instalments shall be disregarded and the total liability for such Taxation shall be treated as falling due, and a charge or power of sale as arising in relation to that total liability, on the date of the chargeable transfer in respect of which such Taxation becomes payable or arises and the provisions of section 213 of the Inheritance Tax Act 1984 shall not apply thereto;

               1.9.6.3  arises  as  a  result  of  a  transfer  of  value occurring on or before Completion (whether or not in conjunction with the death of any person whenever occurring) which increased or decreased the value of the estate of a Company;

     1.10 a reference to income or profits or gains earned, accrued, received or arising shall include income or profits or gains deemed pursuant to any Taxation Legislation to have been or treated or regarded as earned, accrued, received or arising;

     1.11 any reference to a transaction or Event occurring in the ordinary course of business of the Company shall specifically exclude any of the following Events:

          1.11.1 any distribution within the meaning of Part VI ICTA (company distributions, tax credits) or within Section 418 ICTA (expenses treated as distributions);

          1.11.2 any event in respect of which the consideration (if any) actually received is different from the consideration deemed to have been received for any Taxation purpose;

          1.11.3 any Event which gives rise to a Taxation Liability in respect of deemed (as opposed to actual) income, profits or gains;

          1.11.4 a disposal or deemed disposal of capital assets;

          1.11.5 the Company ceasing, or being deemed to cease, to be a member of any group of companies or associated with any other company for any Taxation purpose;

          1.11.6 any Event which gives rise to a Taxation Liability under
               Section 126 and Schedule 23 Finance Act 1995 (obligations imposed on UK representatives);

          1.11.7 any Event which gives rise to a Taxation Liability under
               Part XVII ICTA (tax avoidance);

          1.11.8 any Event which gives rise to a Taxation Liability primarily chargeable against or attributable wholly or partly to or recoverable wholly or partly from any other person;

          1.11.9 an Event in respect of which a Taxation Liability arises as a result of a failure by the Company to deduct or account for Taxation; and

          1.11.10 the release or waiver of all or part of a debt.

      1.12 headings used in this Deed are for convenience only and shall not affect its construction;

      1.13 references to clauses are (unless otherwise indicated to the contrary) references to clauses of this Deed;

      1.14 any reference to a person shall be construed to include a reference to a body corporate, unincorporated association and a partnership;

      1.15 references to any statute or statutory provisions shall, unless the context requires otherwise, be construed as including references to a corresponding earlier statute or the corresponding provisions of any earlier corresponding statute (whether repealed or not) which is directly or indirectly amended, consolidated, extended or which is replaced by such provisions, or re-enacted in such provisions; and

      1.16 in construing this Deed the interpretation of general words shall not be restricted by being followed by words indicating a particular class of acts, matters or things or being followed by particular examples.

2    COVENANT TO PAY

     2.1 Subject to clause 3 the Warrantors hereby jointly and severally covenant with the Purchaser that the Warrantors will pay to the Purchaser an amount equal to:

          2.1.1 any Taxation Liability arising as a result of, or by reference to, any Event which occurred on or before, or was pursuant to any Taxation Legislation in force at Completion deemed to occur on or before, Completion or in respect of, or with reference to, any income profits or gains earned, accrued or received on or before, or in respect of a period ending on or before, Completion;

          2.1.2 any Notional Tax Liability of the Company;

          2.1.3 any Taxation Liability which arises under section 132 Finance Act 1988 (liability of other persons for unpaid tax) or sections 190 or 191 TCGA (tax on one group member recoverable from another) as a result of the combined effect of two or more Events the first of which occurred on or before Completion;

          2.1.4 any Taxation Liability which arises with respect to the period prior to Completion by reference to any supplies made or deemed to be made for the purposes of value added tax by any member of a VAT group other than the Company or to the late payment of any value added tax by the representative member of the VAT group or to any return required to be submitted by the representative member of the VAT group;

          2.1.5 any Taxation Liability arising from any such payment or deemed payment as constitutes a chargeable payment for the purposes of section 214 ICTA (chargeable payments connected with exempt distributions) which occurs or is deemed to occur after Completion;

          2.1.6 any Taxation Liability which falls within clause 1.9.5;

          2.1.7   all   reasonable  losses,  payments,  claims,  demands,
               expenses, and other liabilities incurred by the Company or incurred by any member of the Purchaser's Group:

               2.1.7.1 arising out of or in connection with any Claim;

               2.1.7.2 in connection with any Taxation Liability referred to in clauses 2.1.1 to 2.1.6; or

               2.1.7.3 in  connection with any action reasonably taken to avoid resist or settle any Taxation Liability referred to in clauses 2.1.1 to 2.1.6 or otherwise taking or defending any action under this Deed and

          2.1.8 any Taxation Liability which arises as a result of the declaration by the Company of a stock dividend on the 22{nd} May 1998;

2.2 The Purchaser shall be entitled to make a claim under this Deed in respect of a Taxation Liability notwithstanding that such Taxation Liability has been paid or discharged whether before or after Completion.

3    LIMITATIONS ON COVENANT

Subject to 3.16 below the Covenant in clause 2 shall not apply to any Taxation Liability or other liability to the extent that such Taxation Liability or other liability:

     3.1 is the subject of a specific reserve or specific provision in the Accounts or the Completion Accounts;

     3.2 arises or is increased as a result of a change in legislation or Taxation Legislation (including but not limited to an increase in rates of Taxation) occurring after Completion;

     3.3 was discharged on or before the Completion Accounts Date and the discharge of such Taxation Liability or other liability was taken account of in the balance sheet of the Accounts or the Completion Accounts;

     3.4 is for an amount in respect of which payment has already been received by the Purchaser or the Company whether from the Warrantors or a third party (other than the Purchaser or any other member of the same group of companies as the Purchaser);

     3.5 would not have arisen but for a change in the published practice of any authority or body first announced after Completion;

     3.6 would not have arisen but for a voluntary act, transaction or omission of the Company after Completion:

          3.6.1 otherwise than pursuant to a legally binding obligation entered into by the Company on or before Completion or imposed on the Company by any Taxation Legislation coming into force before Completion;

          3.6.2 which the Purchaser was aware or ought reasonably to have been aware would give rise to the Taxation Liability or other Liability in question;

          3.6.3 otherwise than in the ordinary course of business of the Company; and

          3.6.4 other than with the clearly expressed consent or at the request of any of the Warrantors;

     3.7  relates to any fine, penalty,  surcharge or interest arising by
          reason of any failure                                       or
          delay on the part of the Company in paying over to the relevant
          tax                                                   authority
                                                         any payment made
          hereunder by the Warrantors or in keeping preserving, maintaining or submitting any account records form return or computation after Completion;

     3.8 would not have arisen or would have been reduced but for a failure or omission on the part of the Purchaser or the Company to make any election or claim any Relief the making or claiming of which was taken into account in computing any provision  or reserve for tax
          in the Accounts; and which was specifically disclosed against warranty 25.34 of Schedule 4 to the Agreement;

     3.9 arises by reason of a voluntary disclaimer by the Company after Completion of the whole or any part of any allowance to which it is entitled under Part II of the Capital Allowances Act 1990 or by reason of the revocation by the Company after Completion of any claim for relief made (whether provisionally or otherwise) prior to Completion; and which was specifically disclosed against warranty 25.34 of Schedule 4 to the Agreement;

     3.10 would not have arisen but for a cessation of or any change in the nature or conduct of any trade carried on by the Company being a cessation or change occurring on or after Completion;

     3.11 arises or is increased (and in either case only to the extent if any that it so arises or as the case may be, is increased) as a direct result of any failure by the Purchaser or the Company to comply with any of their respective obligations under the terms of this Deed;

     3.12 would not have been a liability borne by the Warrantors had paragraphs 1 and 2.1 to 2.4 inclusive of Schedule 11 of the Agreement been set out in full in this Deed and the words " the Tax Covenant" had been replaced by the words "this Deed" and the words "this Agreement" had been replaced by the words "the Agreement";

     3.13 arises or is increased as a result of any change in the accounting policy or practice or in the accounting reference date of the Company after Completion;

     3.14 is a balancing charge arising pursuant to the Capital Allowances Act 1990 on any disposal by the Company after Completion other than a disposal of assets to which any of section 36,37 or 38A of the said Act apply; or

     3.15 results from the provision or reserve for corporation tax in the accounts prepared pursuant to Schedule 9 being insufficient by reason of the effective tax rate being higher than 28%. For this purpose the effective tax rate is the corporation tax charge for the accounting period (relating to the profits of such period) during which 30{th} June 1998 falls, divided by the profit before tax in the audited accounts for the same accounting period, expressed as a percentage;

     3.16 none of the limitations in this clause 3 other than clauses 3.1, 3.4 3.7 and the limitation created by reference in clause
          3.12 to paragraphs 1 and 2.4 only of Schedule 11 to the Agreement shall apply to any Taxation Liability under clauses 2.1.8.

4    DEDUCTIONS AND WITHHOLDINGS

     4.1 All sums payable by the Warrantors under this Deed will be paid free and clear of all deductions or withholdings whatsoever, whether or not arising from any set-off or counterclaim unless the deduction or withholding is required by law. If any such deduction or withholding is required by law, the Warrantors shall be obliged to pay such additional amount as shall be required to ensure that the net amount received hereunder by the Purchaser after such deduction or withholding has been made will equal the amount which would have been received by the recipient had no such deduction or withholding been required by law.

     4.2 If any sum payable by the Warrantors under this Deed shall be subject to Taxation in the hands of the recipient, otherwise than by a withholding or a deduction referred to in clause 4.1 the Warrantors shall pay such an additional amount to ensure that the net receipt of the Purchaser is the same as if the amount of tax so payable were treated as a withholding or deduction under the terms of clause 4.1

5    DUE DATE FOR PAYMENT

     5.1 The Warrantors shall make payment under clause 2 on the date following five Business Days after service of a notice containing a written demand in respect of a Claim for which the Warrantors are liable under this Deed, save that in any case involving the Company in making an actual payment of Taxation or an actual payment pursuant to a Surrender Agreement the Warrantors shall make payment on the later of:

          5.1.1 the date previously referred to in clause 5.1; and

          5.1.2 the date falling five clear Business Days before the Company is finally due to make such payment.

     5.2 The Warrantors shall make payment in respect of any liability under clause 4.1 on the date on which the Warrantors are liable to make the deductions or withholdings and in respect of any liability under clause 4.2, on the date falling five Business Days after service of a notice containing a written demand for such payment.

     5.3 Any sums not paid on a date established by reference to the preceding provisions of clause 5 ("the Due Date") shall bear interest at the annual rate of two per centum (2%) above the base lending rate from time to time of Barclays Bank Plc whether before or after judgment, accruing on a daily basis until payment is made and compounded at three monthly intervals. Such interest shall be paid within five clear Business Days of a demand for such by the Purchaser.

6    CONDUCT OF CLAIMS

     6.1 Each of the following provisions of this clause 6 shall apply to regulate the conduct of claims under this Deed, provided that the provisions of this clause, other than clause 6.2, shall not take effect if in respect of any Claim which is notified to the Warrantors in accordance with clause 6.2 it reasonably appears to the Purchaser that the Vendors or the Company (in the case of the Company prior to Completion) has committed acts or omissions which may constitute fraud or wilful default; and further provided that the Warrantors shall not take any action in resisting a Claim which the Purchaser or the Company (after consultation with the Vendors) reasonably considers would prejudice any right or interest of any of them or of the Purchaser's Group.

     6.2 The Purchaser shall give written notice to the Warrantors of any Claim in respect of a Taxation Liability for which the Warrantors could become liable under this Deed as soon as reasonably practicable provided that failure to give such notice shall not reduce, extinguish or otherwise affect the liability of the Warrantors to the Purchaser.

     6.3 Subject to clause 6.4, on service of a written notice of their intention on the Purchaser by the Warrantors within the period of ten Business Days following service of a notice under clause
          6.2 the Warrantors shall:

          6.3.1 at their own expense and subject to the provisions of this Deed be entitled to resist any such Claim in the name of the Company or the Purchaser; and

          6.3.2 as soon as reasonably practicable at their own expense be provided with or have made available to them by the Company all information and documents relating to the Company as are reasonably necessary for the purpose of such resistance and the Purchaser undertakes to procure such provision by the Company provided that, for the avoidance of doubt, this Purchaser's undertaking shall continue for the period during which the Warrantors are resisting the Claim.

     6.4 The Warrantors shall not be entitled to resist or continue to resist a Claim under clause 6.3 beyond the giving of notice of intention to make an appeal against a Claim or, if necessary to avoid the expiration of any period described by clause 6.6.5 below, the making of an appeal unless:

          6.4.1 the Company or the Purchaser (as the case may be) is first indemnified and secured to its reasonable satisfaction against all reasonable costs and expenses which may be properly incurred in relation to any such Claim;

          6.4.2 the Company and the Purchaser are at all times kept fully informed of all matters relating thereto and are each supplied with a copy of all correspondence, advice and documents relating thereto;

          6.4.3 the appointment of professional advisers in respect thereof is approved in advance by the Purchaser, such approval not to be unreasonably withheld or delayed;

          6.4.4 all communication, written or otherwise, relating thereto intended to be sent to the Inland Revenue, H.M. Customs and Excise or other statutory or governmental authority or body is approved in advance by the Purchaser, such approval not to be reasonably withheld or delayed; and

          6.4.5 any proposed settlement or compromise of such Claim or any step to be taken in the conduct of such dispute which might affect the amount thereof or the future Taxation Liability of the Company or the Purchaser or any member of the Purchaser's Group is approved by the Purchaser in advance such approval not to be reasonably withheld or delayed.

     6.5 Notwithstanding the terms of clause 6.3 the Company shall not be obliged to appeal any decision beyond the first appellate body unless the Warrantors have produced to the Purchaser an opinion of a senior Counsel of not less than 10 years' standing, and practising in the relevant area of law that it would be reasonable to lodge such an appeal.

     6.6 The Company or the Purchaser (as the case may be) shall be at liberty without reference to and to the exclusion of the Warrantors to admit, compromise, settle, discharge or otherwise deal with any Claim after whichever is the earliest of:

          6.6.1 the expiry of a period of ten Business Days following the service of notice of that Claim on the Warrantors pursuant to clause 6.2 (whether or not such notice was given as soon as reasonably practical) if during that period the Warrantors have not notified the Purchaser (as the case may be) of their wish to resist the Claim;

          6.6.2 the service of notice on the Purchaser by the Warrantors to the effect that they do not wish to resist the Claim;

          6.6.3 the expiry of a period of ten Business Days following the service of notice by the Purchaser (stating such reasonable steps as the Purchaser wishes the Warrantors to take to properly and effectively resist the claim) on the Warrantors (they having taken over the conduct of a Claim) to the effect that the Warrantors are not properly and effectively conducting the resistance of that Claim if during that period the Warrantors do not take such steps as notified by the Purchaser as are reasonably practicable during that period;

          6.6.4 the failure by the Warrantors to satisfy in any material respect any of the provisions of clause 6.4; and

          6.6.5 if appropriate, the expiration of any period prescribed by the Taxation Legislation for the making of an appeal against the Claim and/or Taxation Liability in question provided that notice was given by the Purchaser pursuant to clause 6.2 (with respect to such Claim or Taxation Liability) not less than ten clear Business Days prior to such expiration but, for the avoidance of doubt, not otherwise.

     6.7 The Warrantors shall be bound to accept for the purposes of this Deed any admission, compromise, settlement or discharge of any Taxation Liability and the outcome of any proceedings relating thereto, properly made or arrived at in accordance with the provisions of clause 6.6.

7    SAVINGS

     7.1 If (at the Warrantors' request and expense) the Auditors determine that the Company has obtained a Saving, the Purchaser will as soon as reasonably practicable thereafter repay to the Warrantors the lesser of:-

          7.1.1 the amount of the Saving (as determined by the Auditors);
               and

          7.1.2 the amount paid by the Warrantors under clause 2 in respect of the Liability to Taxation or other liability which gave rise to the Saving less any part of that amount previously repaid to the Warrantors under any provision of this Deed or otherwise.

     7.2 In determining whether the Company has obtained a Saving, the Auditors will act as experts and not as arbitrators and their determination will (in the absence of manifest error) be conclusive and binding on the parties

8    RECOVERY FROM OTHER PERSONS

     8.1 If, in the event of any payment becoming due from the Warrantors pursuant to clause 2 the Company either is immediately entitled at the due date for the making of that payment to recover from any other person (including without limitation any taxation authority but excluding the Purchaser, and any other member of the same group of companies as the Purchaser) any amount in respect of Taxation Liability or other liability of the Company in respect of which the Warrantors have made or are liable to make a payment under clause 2, or at some subsequent date becomes entitled to make such recovery the Purchaser shall account to the Warrantors for, or in a case where payment has not been made under this deed any payment due from the Warrantors shall be reduced by the lesser of:-

          8.1.1 the amount so recovered (less any losses, costs, damages and expenses reasonably incurred by the Company, the Purchaser or any other member of the same group of companies as the Purchaser as a result of the recover of that amount); and

          8.1.2 the amount paid or payable by the Warrantors under clause 2 in respect of the Taxation Liability or other liability in question less any part of such amount previously repaid to the Warrantors under any provision of this Deed or otherwise.

     8.2 If the Purchaser becomes aware that the Company is entitled to recover any amount mentioned in clause 8.1, the Purchaser will as soon as reasonably practicable give notice of that fact to the Warrantors and provided that the Warrantors indemnify and secure the Company, the Purchaser and all other members of the same group of companies as the Purchaser to the reasonable satisfaction of the Purchaser against all costs and expenses which may be incurred thereby, the Purchaser will procure that the Company, at the Warrantors' cost and expense, takes such action as the Warrantors may reasonably request to effect such recovery.

     8.3 The action which the Warrantors may request the Company to take under clause does not include:

          8.3.1 any action which the Purchaser after consulting with the Warrantors reasonably considers to be materially prejudicial to the business or Taxation affairs of the Company, the Purchaser or any other member of the same group of companies as the Purchaser or to which the Purchaser objects on any other reasonable ground; or

          8.3.2 allowing the Warrantors to undertake the conduct of any action necessary to effect recovery of the amount in question.

          8.3.3 If the amount mentioned in clause 8.1.1 exceeds the amount mentioned in clause 8.1.2, the amount of the excess shall be set against (and so shall reduce or eliminate) any liability of the Warrantors under clause 2 which arises after such recovery.

9    OVER PROVISIONS

     9.1 If (at the request and expense of the Warrantors) the Auditors certify that any provision in the Accounts or the Completion Accounts for any Taxation has proved to be an over-provision the Purchaser shall as soon as reasonably practicable thereafter repay to the Warrantors the lesser of:

          9.1.1 the amount over-provided  (as certified by the Auditors);
               and

          9.1.2 the aggregate amount (if any) paid by the Warrantors under clause 2 prior to the certification of the over-provision less any part of such amount previously repaid to the Warrantors under any provision of this Deed or otherwise.

     9.2 If upon certification of an over-provision by the Auditors pursuant to clause 9.1, the amount mentioned in clause 9.1 .1 exceeds the amount mentioned in clause 9.1.2, the amount of the excess shall be set against (and so shall reduce or eliminate) any liability of the Warrantors under clause 2 which arises after such certification, as and when such liability arises.

     9.3 Upon the Company or the Purchaser becoming aware that there has or probably has been an over-provision within the meaning of clause 9.1, the Purchaser shall as soon as reasonably practicable give notice of that fact to the Warrantors.

     9.4 In certifying any over-provision pursuant to clause 9.1, the Auditors shall act as experts and not as arbitrators and their certificate shall (in the absence of manifest error) be conclusive and binding on all concerned.

10   SECTION 767A INDEMNITY

     10.1 The Purchaser covenants with and undertakes to the Warrantors to pay to the relevant taxation authority on behalf of the Warrantors an amount equal to any Taxation which is assessed under section 767A ICTA on any of the Vendors by reason of Taxation assessed on the Company for an accounting period beginning before Completion being unpaid other than any
          Taxation the liability for which falls upon the Warrantors pursuant to clause 2 subject to Clause 3.

     10.2 The covenant contained in clause 10.1 will apply to any reasonable costs and expenses incurred by the Warrantors in connection with any such Taxation such amount to be paid to the Warrantors.

     10.3 The due date for payment of any amount payable pursuant to clause 10.1 will be the later of the date falling five Business Days before the party assessed under section 767A ICTA is obliged to pay the corporation tax in question and the date falling five Business Days after the Warrantors have served notice on the Purchaser demanding such payment. Any such payment not made on or before the due date for payment pursuant to this clause will carry interest at the rate of two per cent above the base lending rate of Barclays Bank plc from the due date to the date of payment.

11   REPAYMENTS OF TAXATION

     11.1 If the Company or any member of the Purchaser's Group receives any repayment of Taxation which relates to a period prior to the Accounts Date and which has not been taken into account in the Accounts, and which does not arise as a result of the set-off or utilisation of a relief which arises principally as a result of an Event occurring after Completion including without limitation both an actual repayment and a credit to be offset against any other liability to Taxation, (other than a liability to Taxation for which the Warrantors would be liable under this Deed) the Purchaser will as soon as is reasonably practicable thereafter repay to the Warrantors the lesser of:

          11.1.1 the amount of the repayment of Taxation; and

          11.1.2 the aggregate amount (if any) paid by the Warrantors under Clause 2 less any part of that amount previously paid to the Warrantors under any provision of this Deed or otherwise.

     11.2 If  upon receipt of a repayment of Taxation pursuant to  Clause
          11.1 the amount mentioned in Clause 11.1.1exceeds the amount mentioned in 11.1.2 the excess will be set against (and so will reduce or eliminate) any liability of the Warrantors under Clause 2 then outstanding or which arises after such determination, in the latter case as and when such liability arises.

12   VENDOR PROTECTION

     12.1 If any potential claim shall arise by reason of a liability of the Company which is contingent only, then the Warrantors shall not be under any obligation to make any payment in respect of such claim until such time as the contingent liability ceases to be contingent and becomes actual.

     12.2 The Purchaser confirms to the Warrantors that it is not aware at the date of this Deed, after discussion with its accountants and solicitors, of any matter or thing which in its reasonable opinion will or may give rise to any claim under this Deed; provided for the avoidance of doubt that a matter shall not be deemed to be known to the Purchaser by reason of it being known to any of the Warrantors.

13   GENERAL

All payments by the Warrantors under this Deed will be treated as repayments by the Warrantors of the consideration paid for the Shares pursuant to the Agreement, provided that this clause 13 will not operate in any way to limit the liability of the Warrantors under this Deed.

14   SEVERABILITY

In the event that any liability of the Warrantors under this Deed shall be found to be void but would be valid if the application thereof to a particular Claim or Taxation Liability were limited or deleted or omitted, such liability shall apply with such modification as may be necessary to make it valid and effective.

15   NOTICES

The provisions of clause 11 of the Agreement (Notices) shall apply to this Deed.

16   MISCELLANEOUS

     16.1 All the rights and remedies expressly provided for by this Deed shall not exclude any rights or remedies provided by law.

     16.2 None of the rights of the Purchaser arising out of this Deed shall be varied or restricted by the giving of any time or other indulgence to any person but shall only be affected by a specific waiver or release by the Purchaser and any such waiver or release shall be specific to the matters to which and the Vendor to whom it relates, shall not be deemed to be a waiver of any subsequent breach or default and shall in no way affect the other terms of this Deed.

17   GOVERNING LAW

This Deed shall be governed by and construed in all respects in accordance with English law and the parties submit to the exclusive jurisdiction of the English Courts.


IN WITNESS of these matters this document has been executed as a deed and delivered on the date set out at the beginning of this deed.

                           SCHEDULE
                        The Warrantors

NAME AND ADDRESS



James Edward BARLOW
Coppertops
Colby Road
Banningham
Norwich
Norfolk NR11 7DY



Trevor David JOHNSON

Thorpe Row Farm House
Herne Lane
Thorpe Row
Dereham
Norfolk NR19 1QE


Alan Robert SANDELL
 Scarrow Barn
Thurgaton
Norwich
Norfolk NR11 7HR

SIGNED AS A DEED by
JAMES EDWARD BARLOW
in the presence of:

Witness's signature:

Name:

Address:



SIGNED AS A DEED by
TREVOR DAVID JOHNSON
in the presence of:

Witness's signature:

Name:

Address:



SIGNED AS A DEED by
ALAN ROBERT SANDELL
in the presence of:

Witness's signature:

Name:

Address:



EXECUTED AS A DEED by
NIM HOLDINGS LIMITED
acting by:


Director   _______________________


Director ________________________

                               SCHEDULE 9

                       ADJUSTMENT OF CONSIDERATION



1.   INTERPRETATION

     In this Schedule the following expressions have the following meanings:-

     EXPRESSION                   MEANING

     "the  Completion Accounts"   the accounts prepared in accordance  with
                                  paragraph 2

     "Net Assets"             means   (subject   to   the  provisions  of
                              paragraph  2) the aggregate  value  of  all
                              fixed and current  assets  of  the  Company
                              (excluding the cash in hand and at bank set
                              out  in  the  Indebtedness Statement) minus
                              the aggregate value of all of the Company's
                              liabilities   and   provisions   (including
                              provisions in accordance  with  SSAP  18 in
                              respect   of  contingent  liabilities)  and
                              excluding the Company's Borrowings set out in the Indebtedness Statement

     "the Provisional Consideration"   the aggregate  consideration for the
                                       Shares of <pound-sterling>8,310,823.39
                                       as  stated in clause 3

     "the Purchaser's Accountants"     Ernst & Young

     "the Vendors' Accountants"        KPMG


2.   COMPLETION ACCOUNTS

     2.1 The parties shall procure that forthwith after Completion (to the extent not already done), accounts for the Company shall be prepared and reported on in accordance with the provisions of this Schedule.

     2.2 The Completion Accounts shall consist of a balance sheet of the Company as at the close of business on the day before the date of Completion.

     2.3  The  Completion  Accounts   shall   (subject   as   hereinafter
          provided):-

          2.3.1 be prepared as if the period from the Accounts Date to the date of Completion were a financial period of the Company;

          2.3.2 be prepared in accordance with the historical cost convention, with generally accepted accounting principles in the United Kingdom and all applicable Accounting Standards;

          2.3.3 show a true and fair view of the assets and liabilities of the Company as at the date of Completion and of the profits of the Company for the period ended on the date of Completion; and

          2.3.4 adopt bases and policies of accounting applied for the purposes of the Accounts.

     2.4  In preparing the Completion Accounts:-


          2.4.1 a physical stock take shall be carried out on the date of Completion;

          2.4.2 provision shall be made for corporation tax at the rate of 28% of the profit before tax of the Company for the period from the Accounts Date to 30{th} June 1998 and (subject to paragraph 2.4.3 below) no further provision for corporation tax shall be made;

          2.4.3 to the extent that it is not capable of being set off against the liability of the Company for corporation tax for the current financial year or any previous financial year, full provision shall be made for the advance corporation tax payable on any distribution declared or paid before Completion;

          2.4.4 provision shall only be made for the pension payable by the Company to Mr and Mrs Morrison to the extent that payment thereof is overdue at Completion; and

          2.4.5 any fees of Ernst & Young in connection with any of the matters contemplated by this Agreement including compliance with chapter VI of the Companies Act shall
                  be                                             ignored.


3.   PROCEDURE

     3.1 The Purchaser shall procure that within 60 days after the date of Completion the Purchaser's Accountants shall deliver a final draft of the Completion Accounts to the Vendors' Accountants for consideration on behalf of the Vendors. Unless the Vendors' Accountants shall notify the Purchaser's Accountants in writing within 21 days after receipt of such draft that they do not accept that such draft complies with paragraph 2 the Vendors shall be deemed to have accepted such draft as complying with paragraph 2.

     3.2 If within the period of 21 days referred to in paragraph 3.1 the Vendors' Accountants shall notify the Purchaser's Accountants in writing that they do not accept that the said draft complies with paragraph 2 then the Purchaser's Accountants and the Vendors' Accountants shall use their best endeavours to reach agreement upon the adjustments required to the said draft to meet the objections of the Vendors' Accountants.

     3.3 When the Vendors' Accountants accept or are deemed to accept that the said draft complies with paragraph 2 and certifying the Purchaser's Accountants shall sign a report to the effect that the Completion Accounts comply with paragraph 2 and certifying Net Assets and any Completion Accounts /Net Assets so reported on /certified shall be the Completion Accounts /Net Assets for the purposes of this Agreement and shall be final and binding on the parties.

     3.4 In the event that the Vendors' Accountants and the Purchaser's Accountants are unable to reach agreement as aforesaid any matter in dispute shall be referred to the decision of a single independent chartered accountant or an independent firm of chartered accountants (in either case, "the Independent Accountant") to be agreed upon between the Vendors and the Purchaser within a period of 30 days after expiry of the 21 day period referred to in paragraph 3.2 or (in default of such agreement) to be selected (at the instance of either of them) by the President for the time being of the Institute of Chartered Accountants in England and Wales. The Independent
          Accountant (whose costs shall be paid as the Independent Accountant shall direct) shall act as expert (and not as arbitrator) and the decision of the Independent Accountant in respect of such disputed matters shall(in the absence of manifest error) be final and binding on the parties. In giving such decision the Independent Accountant shall state what adjustments (if any) are to be made to the said draft in order that it shall comply with paragraph 2.


4.   ADJUSTMENT OF CONSIDERATION

     4.1 When the Completion Accounts have become final and binding (whether under paragraph 3.3 or by virtue of a decision of the Independent Accountant) the Provisional Consideration shall forthwith:-

          4.1.1 be increased by the amount (if any) by which the Net Assets are greater than <pound-sterling>3,623,457; or (as the case may be); or

          4.1.2 be reduced by the amount (if any) by which the Net Assets are less than <pound-sterling>3,623,457.

     4.2 The amount of any increase or reduction in the Provisional Consideration shall be paid by the Purchaser or the Vendors (as the case may be) within 14 days after the Completion Accounts have become final and binding as aforesaid and any amount not paid when due shall carry interest on the amount to be paid at the annual rate of two per cent above the base lending rate from time to time of Barclays Bank Plc from the date of Completion until the date of actual payment (as well after judgment as before).


5. Subject to the due performance of paragraph 4 the Purchaser shall have no claim against the Vendors under the Agreement in respect of any liability or deficiency to the extent that the same is taken into account in the Completion Accounts but (save as aforesaid) preparation and acceptance of the Completion Accounts by the Purchaser shall be without prejudice to any claim which the Purchaser may have against the Vendors in respect of any breach of the Warranties.

6. All sums payable under this Schedule shall be paid in cash by way of a banker's draft drawn on a Clearing Bank (and in case of sums payable to the Vendors shall be paid to the Vendors' Solicitors and payment to them will be a good and sufficient discharge to the Purchaser and the Purchaser will not be concerned as to the application of moneys so paid).

                               SCHEDULE 10

                   PROVISIONS REGARDING RETENTION FUND

1. The Retention Fund shall be paid on Completion by the Purchaser to the Vendors' solicitors and Purchaser's solicitors jointly ("the Retention Fund Holder") who shall hold the Retention Fund on trust for the Vendors and Purchaser on the following terms and be irrevocably instructed by the Vendors and the Purchaser:-

          1.1 to place the Retention Fund in a deposit account in the name of the Retention Fund Holder with Cheltenham & Gloucester and, subject to paragraphs 1.3 and 1.4, to retain the same in such account;

          1.2 subject as provided in paragraph 1.3 and 1.4, to pay the Retention Fund to the Vendors' Solicitors in accordance with clause 1.4 at the expiration of 18 months from the date of Completion;

          1.3 to pay one half of the amount originally paid into the Retention Fund to the Vendors' Solicitors on the first anniversary of Completion (or if that is not a Business Day on the first Business Day thereafter) provided that no payment shall be made out of the Retention Fund pursuant to this paragraph 1.3 if, prior to the first anniversary of the date of Completion, the Retention Fund Holder shall have received written notice from the Purchaser certifying that it has made a claim for compensation or indemnity under the Warranties or Tax Covenant from the Vendors which it is entitled to bring in accordance with the provisions of the Agreement, containing details of the subject matter and amount of such claim and a summary of the breach alleged to give rise to such claim, if as a result of the payment to the Vendors' Solicitors, the balance of the Retention Fund after such payment would not exceed the amount claimed by the Purchaser. In such case, the amount to be paid to the Vendors' Solicitors on the first anniversary of Completion (or if that is not a Business Day on the first Business Day thereafter) shall be such amount, (if any) as results in the balance remaining in the Retention Fund being equal to the amount of the Purchaser's claim or claims for compensation or indemnity;

          1.4 if at any time or from time to time prior to the expiration of the said period of 18 months the Retention Fund Holder shall receive written notice from the Purchaser certifying that any claim for compensation or indemnity under the Warranties or Tax Covenant has been admitted by the Vendors including any payment to the
               Purchaser pursuant to paragraph 4 of Schedule 9 (Adjustment of Consideration), or awarded by any Court of competent jurisdiction from which there is no appeal or from which no appeal is made within applicable time limits to pay to the Purchaser the amount so admitted or awarded (including any costs which may be admitted or awarded in favour of the Purchaser) and/or (as the case may be) retain the amount in dispute pending the determination or award in respect of the claim, and, subject thereto, to pay the balance, if any, of the Retention Fund to the Vendors' Solicitors as aforesaid;

          1.5  where  (i) a claim has been notified pursuant to paragraph
               1.3 resulting in more than half of the Retention Fund being retained beyond the first anniversary of Completion and (ii) the amount of the Purchaser's claim is awarded, determined or agreed at less than the amount originally notified, to pay (forthwith upon such award, determination or agreement being communicated to them in writing by the Vendors and Purchaser jointly, the giving of such communication not to be unreasonably withheld or delayed following any such award, determination or agreement) to the Vendors Solicitors the difference between the sum released to the Vendors' Solicitors on the first anniversary of Completion and the sum which would then have been released had the Purchaser's original claim been for the lesser amount awarded determined or agreed;

          1.6 to pay any interest received by the Retention Fund Holder on the Retention Fund (less any tax thereon for which the Retention Fund Holder may be accountable and any charges and expenses incurred by the Retention Fund Holder) to the Vendors and/or to the Purchaser in accordance with paragraph 1.4 at the expiration of the period referred to in paragraph 1.2 in proportion to the amounts (other than in respect of costs) paid to them under this Schedule provided that to the extent that any amount payable to the Purchaser by the Retention Fund Holder incorporates interest on the amount of compensation or indemnity claimed such claim for compensation or indemnity shall be disregarded in calculating the proportion of interest earned on the Retention Fund that is payable to the Vendors and/or to the Purchaser.

                               SCHEDULE 11

                         LIMITATION OF LIABILITY

1. In this Schedule "the Vendors" means the Vendors in their capacities as such and also as Warrantors and under the Tax Covenant as covenantors and "claim" means any claim which would (but for the provisions of this Schedule) be capable of being made against the Vendors (or any of them) in respect of any liability for breach of the Warranties and/or under the Tax Covenant.

2.   Notwithstanding  the provisions of this Agreement  and  of  the  Tax
     Covenant:

          2.1 the aggregate liability of the Vendors in respect of all claims shall be limited to the aggregate consideration paid by the Purchaser for the the Shares pursuant to this Agreement;

          2.2 the Vendors will be under no liability in respect of any claim where the amount for which the Vendors would be liable under such claim is less than <pound-sterling>1,000;

          2.3 the Vendors will be under no liability in respect of any claim (of or greater than the amount specified in paragraph 2.2) unless the amount of their liability in respect of such claim is (when aggregated with their liability in respect of any other such claim or claims made by the Purchaser) in excess of <pound-sterling>62,500 in which event the Vendors will (subject to the other provisions of this Agreement) be liable for the whole amount of such liability and not merely for the excess;

          2.4 the Vendors will be under no liability in respect of any claim unless written particulars of the claim (giving full details of the specific matter in respect of which such claim is made) shall have been given to the Vendors within a period of 18 months from the date of this Agreement or (in the case only of any claim relating to Taxation) on or before 31 December 2004;

          2.5 the Vendors will have no liability in respect of any claim:

              2.5.1 to  the  extent  that it arises or is increased as  a result of an increase in rates of taxation after the Accounts Date, or the passing of any legislation (or making of any subordinate legislation) with retrospective effect or any provision or reserve in the Accounts being insufficient by reason of any increase in rates of taxation after the Accounts Date;

               2.5.2  if  it  would  not  have arisen  but  for  anything voluntarily done or (where the omission could reasonably have been avoided) omitted to be done after Completion by the Purchaser or the Company or any of their respective agents or successors in title which the Purchaser or the Company, as the case may be, would not have done or omitted to do if it did not have the benefit of the Warranties or the Tax Covenant;

               2.5.3 to the extent that it relates to any loss for  which the Purchaser or the Company is indemnified by insurance, or for which it would have been so indemnified if at the relevant time there had been maintained valid and adequate insurance cover of a type in force in relation to the Company at the date of this Agreement;

               2.5.4 to the extent that it relates to:

                    2.5.4.1  any  matter  specifically  provided  for, or
                         specifically disclosed, in the Accounts and in such case only to the extent of such provision or disclosure; or

                    2.5.4.2 any liability for Taxation arising out of the
                         ordinary course of business of the Company after the Accounts Date;

               2.5.5 to the extent that it arises  as  a  result  of  any change in the accounting policy or practice or in the accounting reference date of the Company after Completion;

               2.5.6  to  the  extent   that  the  amount  of  the  claim
                    corresponds to an increase in the value of the assets of the Purchaser or the Company resulting from the reduction in its liability to Taxation.

          2.6 payment of any claim shall to the extent of such payment satisfy and preclude any other claim which is capable of being made in respect of the same subject matter;

          Provided always that sub-paragraphs 2.1, 2.2, and 2.3 above shall be of no effect with regard to paragraph 1, 3, 4 and 7.1 of Schedule 4.

3. Upon the Purchaser becoming aware that matters have arisen which will or are likely to give rise to a claim, the Purchaser will:

          3.1  as soon as reasonably practicable   notify  the Vendors in
              writing of the potential claim and of the matters which will or are likely to give rise to such claim;

          3.2 not make any admission of liability, agreement or compromise with any person, body or authority in relation to the potential claim without prior consultation with the Vendors;

          3.3 at all times disclose in writing to the Vendors all information and documents relating to the potential claim or the matters which will or are likely to give rise to such claim and, if requested by the Vendors, give the Vendors and their professional advisers reasonable access to the personnel of the Purchaser and/or the Company as the case may be and to any relevant premises, chattels, accounts, documents and records within the power, possession or control of the Purchaser and/or the Company to enable the Vendors and their professional advisers to interview such personnel, and to examine such claim, premises, chattels, accounts, documents and records and to take copies or photographs thereof at their own expense; and

          3.4 where the claim relates to breach of the Warranties take such action as the Vendors may reasonably require (including the appointment of solicitors nominated by the Vendors) to avoid, resist, contest or compromise the potential claim or the matters which will or are likely to give rise to such claim, subject to the Purchaser being indemnified to its reasonable satisfaction against costs and expenses incurred in taking such action.

4. Nothing herein shall in any way diminish the Purchaser's or the Company's common law duty to mitigate its loss.

 5. If any potential claim shall arise by reason of a liability of the Company which is contingent only, then the Vendors shall not be under any obligation to make any payment in respect of such claim until such time as the contingent liability ceases to be contingent and becomes actual provided that this paragraph shall not operate to limit the Vendors' liability in respect of any contingent claim notified within the time limits specified in paragraph 2.4 above.

 6. The provisions of this Schedule apply notwithstanding any other provision of this Agreement or its Schedules to the contrary and will not cease to have effect in consequence of any rescission or termination by the Purchaser of any other provisions of this Agreement but shall not apply in respect of any claim based on the fraud, dishonesty or wilful misstatement or wilful omission by or on behalf of any of the Vendors.

                               SCHEDULE 12

                    PROVISION RELATING TO NAV ESCROW


1. The amount payable pursuant to clause 3.4 into the NAV Escrow shall be paid on Completion to the Vendors' Solicitors and Purchaser's Solicitors jointly (the `Escrow Agent') who shall hold the NAV Escrow on trust for the Vendors and the Purchaser and shall be irrevocably instructed by the Vendors and the Purchaser:

     1.1 to place the NAV Escrow in a deposit account in the name of the Escrow Agent with Cheltenham & Gloucester and deal with it as follows:

         1.1.2     if    the    NAV    Estimate    is    greater     than
              <pound-sterling>3,623,457  the  NAV  Escrow  shall be dealt with as follows:

               a) if the Net Assets are equal to or exceed the NAV Estimate, the NAV Escrow shall be paid to the Vendors;

               b) if the Net Assets exceed <pound-sterling>3,623,457 but are less than the NAV Estimate, the amount of such excess shall be paid to the Vendors and the balance shall be paid to the Purchaser;

               c)   if    the     Net     Assets     are     less    than
                    <pound-sterling>3,623,457,  the NAV Escrow  shall  be
                    paid to the Purchaser;

         1.1.3 If the NAV Estimate is less than <pound-sterling>3,623,457 the NAV Escrow shall be dealt with as follows:

              a)    if the Net Assets are less than  or  equal to the NAV
                   Estimate,  the  NAV  Escrow  shall  be  paid   to  the
                   Purchaser;

              b)    if  the  Net  Assets  exceed the NAV Estimate but are
                   less than <pound-sterling>3,623,457, the amount of such excess shall be paid to the Vendors and the balance shall be paid to the Purchaser;

              c)    if     the     Net     Assets     are    more    than
                   <pound-sterling>3,623,457 the NAV Escrow shall be paid
                   to the Vendors.

     1.2 to make payments out of the NAV Escrow on the date on which payment of any increase or reduction in the Provisional Consideration (as defined in Schedule 9) is due to be made under paragraph 4.2 of Schedule 9.

     1.3 to pay any interest received by the Escrow Agent on the NAV Escrow (less any tax thereon for which the Escrow Agent may be accountable and any charges and expenses incurred by the Escrow Agent) to the Vendors and/or the Purchaser in accordance with paragraph 1.1 on the date it makes payment under paragraph 1.2 in proportion to the amounts paid to them under this Schedule.

     2. The provisions of this Schedule and of clause 3.4 shall operate without prejudice to the provisions of Schedule 9 and clause 3.1.

                                 SCHEDULE 13

                 COVENANT RELATING TO ASBESTOS RELATED CLAIMS

1.   INTERPRETATION

     In this Schedule the following expressions have the following meanings:

     Expression                                      Meaning

"Asbestos Liability"           Any  liability  incurred  by the Company in consequence
                               of:
                                 i)            Any claim by any individual that he has
                                      suffered damage  to  his  health  by  reason  of
                                      exposure   to   asbestos   incorporated  in  the
                                      Concorde Road Property or

                                ii)             Any legal requirement arising after the
                                      date  hereof that the Company remove and dispose
                                      of  any   such   asbestos  incorporated  in  the
                                      Concorde Road Property  to  the  extent that the
                                      Company  is  unable  to  require  Norwich   City
                                      Council or any other tenant of the Concorde Road
                                      Property  to  effect and or pay for such removal
                                      and disposal.

"Concorde Road                 The  Company's  leasehold property at 25 Concorde Road,
Property"                      Norwich as more particularly referred to in Schedule 3.

2.   COVENANT

     2.1 The Warrantors warrant and represent to the Purchaser that:

2.1.1 the Company has not itself and to the best of the Warrantors' information or belief, no other party has done any act likely to disrupt any asbestos incorporated in the Company's leasehold property at 25 Concorde Road, Norwich;
                     and
2.1.2 the Company has not received notice of any claim from any person alleging injury, loss or damage suffered as a result of exposure to asbestos.

2.2                  The Warrantors joint and severally covenant to pay to the Purchaser an amount equal to any Asbestos Liability.

2.3                  The provisions of paragraphs 2.1, 2.2, 2.3, 2.5.2, 2.5.3, 2.6, 3, 5 and  6  of  Schedule  11 shall apply to the Warrantors' obligations under paragraphs 2.1 and 2.2 of this Schedule as if set out in this
                     Schedule  in  full  and  subject  also  to  the  proviso  that  the
                     Warrantors shall be under  no  liability  in  respect  of any claim
                     under   the   above  covenant  and  representation  unless  written
                     particulars of  the  claim  and giving full details of the Asbestos
                     Liability shall have been given to the Warrantors on or before 31{st}
                     December 2004.
2.4                  The said provisions of Schedule 11 shall apply as though:
2.4.1              the   reference  therein  to  "the  Vendors"  were  to  "the
                   Warrantors";

2.4.2 "claim" meant any claim which but for the provisions of that Schedule would be capable of being made under this para. 2;
                   and

2.4.3 the words "or the representation and covenant set out in paras. 2.1 and 2.2 of Schedule 13" were added at the end of para. 2.5.2 of Schedule 11.

3.   UNDERTAKING BY PURCHASER

     The Purchaser undertakes to procure that the Company uses reasonable endeavours to require Norwich City Council or any other tenant for the time being of the Concorde Road Property to effect and or pay for any such removal and disposal as is referred to in the definition of Asbestos Liability above.

ATTESTATIONS

SIGNED AS A DEED by
JAMES EDWARD BARLOW
in the presence of:               SGD. J.E BARLOW
Witness's signature: sgd. A.G Evans
Name: AG Evans
Address: Eversheds, Norwich

SIGNED AS A DEED by
ALAN ROBERT SANDELL
in the presence of:               SGD. A. R. SANDELl
Witness's signature: sgd. AG Evans
Name: AG Evans
Address: Eversheds, Norwich

SIGNED AS A DEED by
TREVOR DAVID JOHNSON
in the presence of:               SGD. T.D. JOHNSON
Witness's signature: sgd. AG Evans
Name: AG Evans
Address: Eversheds, Norwich

SIGNED AS A DEED by
JAN BARLOW BY HER ATTORNEY
in the presence of                    SGD. J. E. BARLOW
Witness's signature: sgd. AG Evans
Name: AG Evans
Address: Eversheds, Norwich

SIGNED AS A DEED by
PAULINE SANDELL BY HER ATTORNEY
in the presence of                             SGD J. E. BARLOW
Witness's signature: sgd. AG Evans
Name: AG Evans
Address: Eversheds, Norwich

EXECUTED AS A DEED by
NIM HOLDINGS LIMITED
acting by:

Director SGD. J KRATOCHVIl

Director SGD. M IMBLEr


EXECUTED AS A DEED by                     SGD. J KRATOCHVIL
BERRY PLASTICS CORPORATION
acting by:                                SGD. M IMBLER